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                                                                  EXHIBIT 10.12

                               PURCHASE AGREEMENT

                                  BY AND AMONG

                                 REMSEN PARTNERS

                                ISAAC PERLMUTTER

                            REMINGTON PRODUCTS, INC.

                               VICTOR K. KIAM, II

                           REMINGTON PRODUCTS COMPANY

                             VESTAR/REMINGTON CORP.

                                       AND

                          VESTAR EQUITY PARTNERS, L.P.




                             DATED AS OF MAY 1, 1996



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                                TABLE OF CONTENTS
                                                                          Page

ARTICLE I     ASSIGNMENT AND PURCHASE
              AND SALE OF PARTNERSHIP INTERESTS..............................2
      1.1     Purchase and Sale..............................................2
      1.2     Closing Transactions...........................................2
      1.3     Excluded Obligations Adjustment................................4

ARTICLE II    CONDITIONS TO CLOSING..........................................7
      2.1     Conditions to Buyer's Obligations..............................7
      2.2     Conditions to Remsen's Obligations.............................8

ARTICLE III   COMPANY COVENANTS..............................................9
      3.1     Conduct of the Business........................................9
      3.2     Financial Statements..........................................10

ARTICLE IV    PARTNER COVENANTS.............................................10
      4.1     Filings.......................................................11
      4.2     Closing Assistance............................................11
      4.3     No Encumbrance................................................11
      4.4     Pre-Closing Actions...........................................11
      4.5     Congress Fee..................................................11

ARTICLE V     REPRESENTATIONS AND WARRANTIES
              CONCERNING REMSEN AND MR. PERLMUTTER..........................12
      5.1     Authorization of Transactions.................................12
      5.2     Absence of Conflicts..........................................12
      5.3     Partnership Interests.........................................12
      5.4     Company Representations.......................................13
      5.5     No Brokers....................................................13

ARTICLE VI    REPRESENTATIONS AND WARRANTIES
              CONCERNING RPI AND MR. KIAM...................................13
      6.1     Authorization of Transactions.................................13
      6.2     Absence of Conflicts..........................................13
      6.3     Partnership Interests.........................................14
      6.4     Company  Agreement............................................14
      6.5     No Brokers....................................................14



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ARTICLE VII   REPRESENTATIONS AND WARRANTIES OF BUYER.......................14
      7.1     Organization and Corporate Power..............................14
      7.2     Authorization of Transaction..................................14
      7.3     Absence of Conflicts..........................................15

ARTICLE VIII  REPRESENTATIONS AND WARRANTIES
              CONCERNING THE COMPANY........................................15
      8.1     Organization and Authority of the Company.....................15
      8.2     No Violation, Consents and Approvals..........................16
      8.3     Organization and Authority of the Subsidiaries................17
      8.4     Capitalization of the Subsidiaries............................17
      8.5     Title to Subsidiary Shares....................................18
      8.6     Financial Statements..........................................18
      8.7     Absence of Undisclosed Liabilities............................19
      8.8     Absence of Certain Changes or Events..........................19
      8.9     Title to Assets: Leased Property..............................20
      8.10    Intellectual Property.........................................21
      8.11    Litigation....................................................22
      8.12    Employee Benefit Plans; Employee Contracts....................22
      8.13    Certain Contracts and Arrangements............................24
      8.14    Compliance with Laws; Licenses................................25
      8.15    Taxes.........................................................25
      8.16    Insurance.....................................................25
      8.17    Accounts Receivable; Inventories..............................26
      8.18    Labor Matters.................................................26
      8.19    Environment, Health and Safety................................27
      8.20    Insider Transactions..........................................28
      8.21    Assets Necessary to Business..................................28
      8.22    Disclosure....................................................29
      8.23    Due Inquiry...................................................29
      8.24    Payment.......................................................29

ARTICLE IX    TERMINATION...................................................29
      9.1     Termination...................................................29
      9.2     Effect of Termination.........................................30

ARTICLE X     INDEMNIFICATION AND RELATED MATTERS...........................30
      10.1    Survival of Representations...................................30
      10.2    Partners' Agreement to Indemnify..............................31
      10.3    Limitation of Liability; Settlement of Claims.................32
      10.4    Buyer's and Company's Agreement to Indemnify..................33
      10.5    Adjustment for Insurance and Taxes............................33
      10.6    Procedures Relating to Indemnification for Third Party Claims.34
      10.7    Excluded Obligations..........................................35



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      10.8    Exclusive Remedy..............................................35

ARTICLE XI    ADDITIONAL AGREEMENTS.........................................36
      11.1    Tax Matters...................................................36
      11.2    Press Releases and Announcements..............................36
      11.3    Specific Performance..........................................37
      11.4    Transition Assistance.........................................37
      11.5    Expenses......................................................37
      11.6    Exclusivity...................................................38

ARTICLE XII   DEFINITIONS...................................................39
      12.1    Certain Defined Terms.........................................39
      12.2    Including.....................................................41

ARTICLE XIII  MISCELLANEOUS.................................................41
      13.1    Further Assurances............................................41
      13.2    Notices.......................................................41
      13.3    Entire Agreement..............................................42
      13.4    Severability..................................................42
      13.5    Binding Agreement; Assignment.................................42
      13.6    Third-Party Beneficiaries.....................................43
      13.7    Counterparts..................................................43
      13.8    Interpretation................................................43
      13.9    Amendment and Waiver..........................................43
      13.10   Governing Law.................................................43
      13.11   Disclaimer of Warranties......................................43
      13.12   Attorney Fees.................................................44
      13.13   Consent to Jurisdiction.......................................44
      13.14   No Strict Construction........................................44
      13.15   Limited Vestar Performance Guarantee..........................44




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                                INDEX OF EXHIBITS

Exhibit A         -           Assignment
Exhibit B         -           Non-Competition Agreement
Exhibit C         -           Indemnification Escrow Agreement
Exhibit D-1       -           Remsen/Perlmutter Release
Exhibit D-2       -           RPI/Kiam Release
Exhibit D-3       -           Company Release
Exhibit E         -           Power of Attorney
Exhibit F-1       -           Opinion of Remsen's Counsel
Exhibit F-2       -           Opinion of Buyers' Counsel
Exhibit F-3       -           Opinion of Company's Counsel
Exhibit F-4       -           Opinion of RPI's Counsel



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                            INDEX OF DEFINED TERMS

                                                                          Page
                                                                          ----

Adverse Change..............................................................39
Affiliate...................................................................39
Agreement....................................................................1
Applicable Laws.............................................................25
Assets......................................................................15
Audited Financial Statements................................................19
Business.....................................................................1
Buyer........................................................................1
Buyer Group.................................................................31
Buyer's Deductible..........................................................32
C&L.........................................................................18
Cap.........................................................................32
Claims......................................................................32
Closing......................................................................2
Closing Adjustment List......................................................6
Closing Certificate..........................................................8
Closing Date.................................................................2
Code........................................................................39
Commonly Controlled Entity..................................................22
Company......................................................................1
Company Claims..............................................................31
Company Related Instruments.................................................16
continuation coverage.......................................................23
Contracts...................................................................24
controlled group............................................................23
Damages.....................................................................31
December 1995 Balance Sheet.................................................18
defined benefit plan........................................................23
Disclosure Schedule.........................................................15
Dissolution..................................................................1
employee benefit plan.......................................................22
Encumbrances.................................................................2
Environmental Permits.......................................................28
ERISA.......................................................................22
ERISA Benefit Plans.........................................................22
Escrow Agreement.............................................................2
Estimated Adjustment Amount..................................................6
Estimated Adjustment List....................................................6
Excluded Obligations.........................................................4
Existing Partnership Agreement..............................................15
Financial Statements........................................................19
Governmental Approvals......................................................17
Governmental Authority......................................................17
HSR Act.....................................................................17
Income Taxes................................................................39
Indemnified Party...........................................................34
Indemnifying Party..........................................................34
Insiders....................................................................28


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IRS.........................................................................23
Leased Real Property........................................................20
Material....................................................................39
Material Adverse Effect.....................................................39
Merger.......................................................................1
Mr. Kiam.....................................................................1
Mr. Perlmutter...............................................................1
multiemployer plan..........................................................23
NonCompete Agreement.........................................................2
NonERISA Benefit Plans......................................................23
Ordinary Course of Business..................................................9
Owned Real Property.........................................................20
Parties......................................................................1
Partners.....................................................................1
Party........................................................................1
Permitted Encumbrances......................................................20
Person......................................................................40
Personal Property...........................................................21
Prior Transaction............................................................4
Purchase Orders.............................................................24
Remington Licensing.........................................................18
Remsen.......................................................................1
Remsen Claims...............................................................32
Remsen Distribution Amount...................................................1
Remsen Group................................................................33
Remsen Interest..............................................................2
RP Australia................................................................18
RPI..........................................................................1
RPI Claims..................................................................32
RPI Distribution Amount......................................................1
RPI Group...................................................................33
Sales Contract..............................................................24
Subsidiary..................................................................40
Subsidiary Shares...........................................................17
Tax Returns.................................................................40
Taxes.......................................................................40
Third Party Claim...........................................................34
Third Party Consents and Approvals..........................................17
Tory Kiam....................................................................5
Unaudited Financial Statements..............................................19





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                               PURCHASE AGREEMENT

     THIS AGREEMENT (this "Agreement") is made as of May 1, 1996, by and among Remsen Partners, a Delaware general partnership ("Remsen"), Isaac Perlmutter ("Mr. Perlmutter"), Remington Products, Inc., a Delaware corporation ("RPI"), Victor K. Kiam, II ("Mr. Kiam"), Remington Products Company, a Delaware general partnership (the "Company"), Vestar/Remington Corp., a Delaware corporation ("Buyer") and, solely for purposes of Section 13.15, Vestar Equity Partners, L.P., a Delaware limited partnership ("Vestar"). Remsen, Mr. Perlmutter, RPI, Mr. Kiam, the Company and Buyer are collectively referred to herein as the "Parties" and individually as a "Party." Remsen and RPI are collectively referred to herein as the "Partners." Certain capitalized terms used in this Agreement are defined in Article XII hereof.

     The Company is engaged directly and indirectly through Subsidiaries in the manufacturing, sourcing, distribution, repairing, servicing and retail sale of men's and women's electric shavers, personal care products, travel products and other consumer products (the "Business"). The Partners are the two sole general partners of the Company.

     Remsen Holdings I Corp. and Remsen Holdings II Corp. are the partners of Remsen. Mr. Perlmutter controls Remsen Holdings I Corp. and Remsen Holdings II Corp. Mr. Kiam controls RPI.

     Subject to the terms and conditions of this Agreement, Buyer desires to purchase from Remsen, and Remsen desires to sell to Buyer, Remsen's interest in the Company. On or immediately prior to the Closing Date, the Company will make a distribution to Remsen (the amount of such distribution is referred to as the "Remsen Distribution Amount") and to RPI (the amount of such distribution is referred to as the "RPI Distribution Amount").

     On the Closing Date, (a) as a result of Remsen's withdrawal as a partner of the Company and the admission of Buyer as a partner of the Company, the Company will, by operation of Delaware law, dissolve and be reformed (the "Dissolution") and (b) the Company will merge (the "Merger") with and into Remington Products Company, L.L.C., a Delaware limited liability company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:



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                                    ARTICLE I

                             ASSIGNMENT AND PURCHASE
                        AND SALE OF PARTNERSHIP INTERESTS

     1.1 Purchase and Sale. On and subject to the terms and conditions set forth in this Agreement, on the Closing Date Buyer shall purchase from Remsen, and Remsen shall sell to Buyer, all of Remsen's right, title and interest in the Company (the "Remsen Interest") for the consideration payable pursuant to
Section 1.2(b). The sale of the Remsen Interest shall be made free and clear of all liens, charges, security interests, claims, pledges, taxes, options, warrants, rights, contracts, calls, commitments, equities, demands, proxies, voting agreements, restrictions on transfer, options and other encumbrances (collectively, "Encumbrances"). Upon such sale, Buyer shall be admitted as a general partner of the Company, and Remsen shall cease to be a general partner.

     1.2 Closing Transactions.

     (a) Closing. The closing of the Transactions (the "Closing") shall take place at the offices of Kirkland & Ellis in New York, New York (or at such other location in New York City designated by Buyer), commencing at 10:00 a.m. local time on a date selected by Buyer upon at least three business days' prior notice to Remsen and RPI (which date once selected may be deferred by Buyer, with notice to the other Parties); provided that such date shall not be later than July 22, 1996. The date and time of the Closing are herein referred to as the "Closing Date."

     (b) Transactions. Subject to the conditions set forth in this Agreement, the following actions shall be taken at the Closing:

          (i) Remsen shall execute and deliver to Buyer an assignment, in the form attached hereto as Exhibit A, and such other documents and instruments as may be reasonably requested by Buyer to transfer the Remsen Interest to Buyer or to effect a withdrawal of Remsen from the Company.

          (ii) Mr. Perlmutter shall execute and deliver to Buyer and the Company the Non-Competition Agreement attached hereto as Exhibit B (the "Non-Compete Agreement").

          (iii) Remsen and RPI shall execute the Indemnification Escrow Agreement attached hereto as Exhibit C (the "Escrow Agreement").

          (iv) Buyer shall deliver to Remsen an amount equal to $90,351,500 minus the Remsen Distribution Amount minus 50% of any Estimated Adjustment Amount minus $5,000,000 by wire transfer of immediately available funds to the account specified on the signature page hereof (or to such other account as is specified in writing by Remsen at least one business day prior to the Closing).



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          (v) Buyer shall deliver $5,000,000 to the escrow agent under the
     Escrow Agreement by wire transfer of immediately available funds to an account specified by such escrow agent (which amount shall be deemed delivered at the direction of Remsen).

          (vi) The Company shall pay the Remsen Distribution Amount to Remsen by wire transfer of immediately available funds to the account specified on the signature page hereof (or to such other account as is specified in writing by Remsen at least one business day prior to the Closing).

          (vii) Remsen shall deliver to Buyer the opinion required to be delivered under Section 2.1(c). The Company, Buyer and RPI shall deliver to Remsen the opinions required under Section 2.2(a).

          (viii) The Company shall deliver $5,000,000 of the RPI Distribution Amount to the escrow agent under the Escrow Agreement by wire transfer of immediately available funds to the account specified by such escrow agent (which amount shall be deemed delivered at the direction of RPI).

          (ix) Remsen and Mr. Perlmutter shall, and shall cause the other "Releasors" referred to in Exhibit D-1 to, deliver to the Company, RPI, Mr. Kiam and the other "Releasees" referred to therein a duly executed release in the form attached hereto as Exhibit D-1.

          (x) RPI and Mr. Kiam shall, and shall cause the other "Releasors" referred to in Exhibit D-2 to, deliver to the Company, Remsen, Mr. Perlmutter and the other "Releasees" referred to therein a duly executed release in the form attached hereto as Exhibit D-2.

          (xi) The Company shall deliver to Remsen, Mr. Perlmutter and the other "Releasees" referred to therein a duly executed release in the form attached hereto as Exhibit D-3.

          (xii) Remsen shall deliver a duly executed limited power of attorney in the form attached hereto as Exhibit E.

          (xiii) Remsen shall deliver to Buyer a true, correct and complete and duly executed affidavit which meets the requirements of Section 1445 of the Code and Treasury Regulations Sections 1.1445-2(b)(2) and which attests to the Company's non-foreign status; provided, however, that if Remsen shall fail to deliver such affidavit, the Closing shall nevertheless occur and Buyer shall withhold from the Purchase Price amounts required to be withheld under Section 1445 of the Code.

          (xiv) The Company shall deliver the certificate contemplated by
     Section 2.1(d).

     (c) Escrow Agreement. The Parties acknowledge that the form of Escrow Agreement has not been reviewed by the escrow agent or counsel to the escrow agent. The Parties agree to negotiate in good faith, and to use their reasonable best efforts to incorporate into the Escrow Agreement, such changes as are reasonably requested by such escrow agent or its counsel.

     1.3 Excluded Obligations Adjustment.

     (a) Excluded Obligations. The following items are referred to herein as "Excluded Obligations":

          (i) unpaid obligations or liabilities for compensation, including salaries, bonuses (including bonuses accrued consistent with past practices), benefits and severance payments (not including severance payments that do not constitute Excluded Obligations pursuant to Section 1.3(a)(ii)), with respect to employees or former employees of the Company and its Subsidiaries that relate to or arise from services performed prior to the Closing Date or, in the case of severance, terminations prior to the Closing Date; provided that the obligations of the Company to reimburse medical claims under the Company's employee medical plans shall not be Excluded Obligations;

          (ii) any benefit, bonus, payment, right to receive payment, stay bonus, acceleration of benefits under any plan or other remuneration or compensation paid or payable to any Person, including officers, directors and employees of the Company and its Subsidiaries, in respect of or as a result of any of the transactions contemplated by the February Letter, including those bonuses and payments listed on Schedule 1.3(a)(ii);

          (iii) the first $200,000 in severance payable under "deal bonus letters" delivered prior to the date hereof to various employees of the Company if any such employee(s) are terminated on or prior to the first anniversary of the Closing Date;

          (iv) unpaid obligations or liabilities for Income Taxes of the Company or its Subsidiaries (or any Person that has ever been an Affiliate of the Company or its Subsidiaries) and Income Taxes that are attributable to the Company's assets or the activities or income of the Business, in each case for all taxable periods ending on or prior to the Closing Date and for the portion ending on the Closing Date of any taxable periods that start prior to the Closing Date and end after the Closing Date;

          (v) broker's commissions, break-up fees or other expenses (including any attorneys' fees and expenses), finder's fees and or other similar fees and expenses payable to any third parties (other than Buyer) as a result of actions taken by the Company or the Partners in connection with any proposed sale of assets or partnership interests of, or investment in, the Company that were considered prior to the date of this Agreement (a "Prior Transaction");

          (vi) fees and expenses payable to Berenson Minella & Co.;

          (vii) obligations or liabilities arising out of or in connection with fraud or dishonesty by the Company or its Affiliates, or any officer, director, employee or agent thereof;

          (viii) unpaid obligations or liabilities arising out of or in connection with the Employment Agreement between Mr. Kiam and the Company or Victor Kiam, III ("Tory Kiam") and the Company;

          (ix) obligations and liabilities to indemnify or make any other payment to RPI, Remsen, Mr. Kiam, Mr. Perlmutter, Tory Kiam, Franzus, Inc., or any member of the Management Committee of RPC (as defined in the Amended and Restated Partnership Agreement of Remington Products Company dated as of August 1, 1992), except those obligations set forth on Schedule 1.3(a)(ix);

          (x) obligations or liabilities arising from the manufacturing, advertising, promoting, offering, selling, distributing or servicing of any product not listed in Schedule 1.3(a)(x) which was manufactured, advertised, promoted, offered, sold, distributed or serviced by the Company or its Subsidiaries (or their predecessors) before the Closing Date;

          (xi) any obligations or liabilities arising out of the business activities of Remsen, RPI, Mr. Kiam, Tory Kiam or Mr. Perlmutter or any of their Affiliates;

          (xii) unpaid royalty payments or other amounts payable to Egis Personal Safety Systems, Inc. for products sold or distributed prior to the Closing Date and in connection with the termination of the agreement with Egis Personal Safety Systems, Inc. (which termination occurred prior to the Closing Date);

          (xiii) any unpaid obligations, special charges or other liabilities payable to Chase Manhattan Bank, N.A. in connection with investment banking services rendered to the Company, RPI, Remsen, Mr. Perlmutter or Mr. Kiam or the litigation relating thereto; and

          (xiv) any Net Rental Expense arising from renegotiations of real estate leases or the terminations of real estate leases resulting from the failure to obtain consents under such leases in connection with the Buyer's purchase of the Remsen Interest, the Dissolution or the Merger; provided that such Net Rental Expense shall be Excluded Obligations only if they exceed $50,000, in which case only (A) 100% of such Net Rental Expenses between $0 and $300,000 and (B) 50% of such Net Rental Expense between $300,000 and $800,000 shall be considered Excluded Obligations; provided further that no Net Rental Expense shall be included in Excluded Obligations to the extent that such Net Rental Expense would not have been incurred if the transactions contemplated hereby were structured as a sale of assets by the Company to a new entity.


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     (b) Pre-Closing Excluded Obligations.

          (i) Attached as Schedule 1.3(b)(i) is a schedule (the "Estimated Adjustment List") of the estimated Excluded Obligations which will be payable at the Closing. In the event that prior to the Closing Date, Buyer, RPI or Remsen determines in good faith that there are additional Excluded Obligations, the Parties will in good faith discuss amendments to the Estimated Adjustment List to reflect such additional Excluded Obligations. The aggregate dollar amount of Excluded Obligations set forth on such Estimated Adjustment List, as such list may be amended, is referred to herein as the "Estimated Adjustment Amount."

          (ii) As promptly as practicable following the Closing Date, but in any event within 30 days thereafter, Buyer shall (at the expense of the Company) prepare a list (the "Closing Adjustment List") of the Excluded Obligations (together with the dollar amounts thereof) which existed on the Closing Date and for which the amount thereof (or portion thereof) can be reasonably determined and Buyer shall promptly deliver the Closing Adjustment List to Remsen and RPI. Remsen, RPI and their representatives shall have reasonable access to the Company's books and records related to the preparation of the Closing Adjustment List.

          (iii) If Remsen or RPI disagrees with any item on the Closing Adjustment List, Remsen or RPI, as the case may be, shall notify Buyer of such disagreement in writing within 15 business days after delivery of the Closing Adjustment List, and such notice shall set forth the basis for such disagreement in reasonable detail. If Remsen or RPI objects in writing to such claim within 15 business days following the delivery of Buyer's notice, Buyer, Remsen and/or RPI, as the case may be, shall use their reasonable efforts to resolve such dispute and, if such dispute cannot be resolved within 15 business days after the delivery of such notice by Remsen or RPI, the Buyer, Remsen and RPI shall refer such dispute to arbitration using the arbitration procedures set forth in Section 5 of the Escrow Agreement.

          (iv) If the dollar amount of Excluded Obligations reflected on the Closing Adjustment List (as adjusted in accordance with Section 1.3(b)(iii)) exceeds the Estimated Adjustment Amount, then, within 3 business days after such determination, Remsen shall pay to the Company an amount equal to 50% of such excess and RPI shall pay to the Company an amount equal to 50% of such excess (it being understood that the obligations of Remsen and RPI under this Section 1.3(b)(iv) shall be several). If the dollar amount of Excluded Obligations reflected on the Closing Adjustment List (as adjusted in accordance with Section 1.3(b)(iii)) is less than Estimated Adjustment Amount, the Company shall, within 3 business days after such determination, pay 50% of such shortfall to Remsen and 50% to RPI; provided that the Company may offset against such amounts due and owing to Remsen for any amounts due to the Company or Buyer by Remsen hereunder and/or against such amounts due to RPI for any amounts due and owing to the Company or Buyer by RPI hereunder (excluding, in each case, amounts payable out of the escrowed funds held pursuant to the Escrow Agreement). Mr. Perlmutter shall be jointly and severally liable for Remsen's obligations under this Section 1.3(b)(iv) and Mr. Kiam shall be jointly and severally liable for RPI's obligations under this
     Section 1.3(b)(iv). In the event any Excluded Obligation that is estimated on the Closing Adjustment List exceeds the actual amount of such Excluded Obligation when such amount is finally determined, the Company shall, within 3 business days after such determination, pay to Remsen 50% of such excess and pay to RPI 50% of such excess.

     (c) Bonus Accrual Adjustment. In the event that the bonus accrual included in Excluded Obligations pursuant to Section 1.3(a)(i) exceeds the product of (i) the actual bonuses paid to employees by the Company and the Subsidiaries (together with their successors) with respect to the fiscal year ending December 31, 1996 times (ii) a fraction, the numerator of which is the number of days from January 1, 1996 until the Closing Date and the denominator of which is 365, the Company shall, within 3 business days following the payment of such bonuses to employees, pay to Remsen 50% of such excess and pay to RPI 50% of such excess.

     (d) Post Closing Excluded Obligations. In the event any Excluded Obligations arise after the Closing Date (except to the extent, and only to the extent, the amount of such Excluded Obligation was set forth on the Closing Adjustment List, it being understood this exception does not apply to amounts in excess of those set forth on the Closing Adjustment List), the Company and/or Buyer shall be entitled to indemnification as provided in Article X. The failure of any Excluded Obligation to be included on the Estimated Adjustment List or Closing Adjustment List shall not prevent indemnification thereof under Article X.

                                   ARTICLE II

                              CONDITIONS TO CLOSING

     2.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or prior to the Closing:

     (a) the conditions to Buyer's investment in the Company as set forth in separate agreements between Buyer and/or Vestar and RPI and/or Mr. Kiam relating to the recapitalization of the Company shall have been satisfied, including consummation of the financing contemplated by the "highly confident letter" from Bear Stearns & Co., dated March 22, 1996, and the commitment from Chemical Bank, Chemical Securities Inc., Fleet Bank and Banque Nationale de Paris, dated March 22, 1996;

     (b) all governmental filings, authorizations and approvals that are required to be obtained for the purchase of the Remsen Interest and the consummation of the transactions contemplated hereby shall have been duly made and obtained, and all applicable waiting periods (and any extensions thereof) under the HSR Act, if applicable, shall have expired or otherwise been terminated;

     (c) Buyer shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, counsel to Remsen, substantially in the form of Exhibit -F-1 attached hereto and in form and substance reasonably satisfactory to Buyer and its counsel;

     (d) The Company shall have delivered to Buyer a certificate (the "Closing Certificate") stating that, except for events occurring after the date of this Agreement or specifically permitted under this Agreement, in each case to the extent specifically listed on an exhibit to such Closing Certificate, the representations and warranties set forth in Article VIII are true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, which Closing Certificate shall be deemed an additional representation and warranty only of the Company (and not of Remsen, Mr. Perlmutter, RPI or Mr. Kiam)

     (e) Buyer shall not deem any event disclosed in the Closing Certificate to be material and adverse; and

     (f) Remsen, Mr. Perlmutter, RPI, Mr. Kiam and the Company shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by them under this Agreement on or prior to the Closing Date.

     2.2 Conditions to Remsen's Obligations. The obligation of Remsen to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or prior to the Closing:

     (a) Remsen and Mr. Perlmutter shall have received opinions, dated the Closing Date, of Kirkland & Ellis, the Company's general counsel and Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, counsel to Buyer, the Company and RPI, respectively, substantially in the form of Exhibits F-2, F-3 and F-4, respectively, attached hereto and in form and substance reasonably satisfactory to Remsen and its counsel;

     (b) Remsen shall have received a copy of the Escrow Agreement, duly executed by RPI, Remington Products Company, L.L.C. and the escrow agent contemplated therein;

     (c) Remsen and Mr. Perlmutter shall have received copies of the releases attached as Exhibits D-2 and D-3, duly executed by the parties contemplated therein; and

     (d) all governmental filings, authorizations and approvals that are required to be obtained for the sale of the Remsen Interest and the consummation of the transactions contemplated hereby shall have been duly made and obtained, and all applicable waiting periods (and any extensions thereof) under the HSR Act, if applicable, shall have expired or otherwise been terminated.

                                   ARTICLE III

                                COMPANY COVENANTS

     The Company (but not Remsen, Mr. Perlmutter, RPI or Mr. Kiam either as a partner or in an individual capacity) hereby covenants and agrees as follows:

     3.1 Conduct of the Business. Except as permitted by the terms of this Agreement or as Buyer may otherwise consent in writing, from the date hereof and until the earlier of the Closing Date or the termination of this Agreement (in accordance with the terms thereof), the Company will conduct the Business and its and the Subsidiaries' affairs in the ordinary course in substantially the same manner as presently conducted and consistent with its existing business plans and budgets (the "Ordinary Course of Business") and will use its reasonable commercial efforts consistent with past practices to preserve existing relationships with customers, suppliers and others with whom the Company deals in connection with the Business. Except as provided in this Agreement, from and after the date of this Agreement and until the earlier of the Closing Date or the termination of this Agreement (in accordance with the terms hereof), without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), the Company will not and will not permit any Subsidiary to:

     (a) make any material change in the conduct of the Business;

     (b) make any sale, assignment, transfer or other conveyance of any of its assets, except for transactions pursuant to existing contracts or otherwise entered into in the ordinary course of business consistent with past practice;

     (c) hire any new employee other than in the ordinary course of business consistent with past practice and, if such employee's annual salary shall be greater than $75,000, after consultation with Buyer;

     (d) increase the salary or benefits of any employee or officer of the Company or any Subsidiary, except as may be required by any existing agreement or by applicable law and except for salary or benefit increases to employees consistent with past practice at the times when such increases would have normally been granted or amend any employment agreement of any employee or officer;

     (e) fail to maintain all policies of insurance listed in Section 8.16 of the Disclosure Schedule (and such additional policies as may be necessary to comply with Applicable Laws) or replacement policies on terms no less favorable to the Company in full force and effect, at its sole expense, and at least at such levels as are in effect on the date hereof, through and including the Closing Date; or cancel any such insurance, or take, or fail to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing Date;

     (f) enter into, adopt or amend any ERISA or Non-ERISA Benefit Plan, except as may be required by Applicable Law;

     (g) acquire or agree to acquire by merging or consolidating with, or by purchasing the stock or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than inventory, machinery and equipment in the ordinary course of business) which are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole;

     (h) except as contemplated by any provisions of this Agreement, modify, amend or terminate any lease or similar agreement with respect to any of the Leased Property or any Contract listed in Section 8.09(b) or 8.13 of the Disclosure Schedule;

     (i) sell, transfer, license or otherwise dispose of, or compromise or permit the lapse of the right to use, any of the Intellectual Property;

     (j) acquire a material amount of assets other than inventory in the ordinary course of business from, or make any investment in, any other Person;

     (k) incur any indebtedness for borrowed money (other than pursuant to the terms of existing revolving credit facility agreements), enter into any capital lease or modify or amend any agreement relating to existing indebtedness for borrowed money or capital leases;

     (l) declare or make any distribution or other payment to the Company's partners or their Affiliates or enter into any new, or amend or modify any existing, relationship or transaction with any of the Partners or their Affiliates, other than payments pursuant to those agreements listed in Section 3.1(l) of the Disclosure Schedule in accordance with the terms of such agreements (provided that no advance payment may be made); or

     (m) agree to commit to do any of the foregoing.

     3.2 Financial Statements. The Company will cause its accountants to deliver the financial statements, comfort letters and other items reasonably required by Buyer in connection with the issuance and registration of senior subordinated notes and the incurrence of bank debt in connection with the financing of the transactions contemplated hereby.

                                   ARTICLE IV

                                PARTNER COVENANTS

     Remsen, Mr. Perlmutter, RPI and Mr. Kiam, as to itself or himself only, each hereby covenants and agrees as follows:

     4.1 Filings. Promptly after the date of this Agreement, (a) Remsen and Mr. Perlmutter, (b) Buyer and (c) RPI and Mr. Kiam shall each (x) file any forms or related material that they may be required to file with the Federal Trade Commission and/or the Antitrust Division of the United States Department of Justice under the HSR Act, (y) use their reasonable best efforts to obtain an early termination of the applicable waiting period and (z) make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith.

     4.2 Closing Assistance. Remsen authorizes the Company to (a) undertake such actions as the officers of the Company and RPI deem appropriate in order to effect the transactions contemplated hereunder, including incurring bank and other indebtedness, paying off existing indebtedness of the Company, placing Encumbrances on the assets of the Company, admitting new partners to the Company and declaring distributions to the Partners and (b) transfer the registered intellectual property to a wholly-owned Subsidiary of the Company (each of the actions described in clauses (a) and (b) is expressly authorized); provided that
(x) in each case such actions take place on the date of the Closing and are conditioned upon the consummation of the transactions contemplated hereunder and
(y) such actions will not create any new, or increase any existing, Excluded Obligations, make any representation or warranty set forth in this Agreement untrue (unless Buyer accepts an appropriate exception to such representation and warranty) or create any liability of Remsen, RPI, Mr. Perlmutter or Mr. Kiam. Remsen shall execute (promptly upon request) such documents and instruments as may reasonably be requested to document or evidence the foregoing.

     4.3 No Encumbrance. Except as created under this Agreement, from and after the date of this Agreement and until the Closing Date, without the prior written consent of Buyer, Remsen shall not create, or permit to exist, any Encumbrance on the Remsen Interest or sell, transfer or otherwise dispose of any interest therein.

     4.4 Pre-Closing Actions. (a) Remsen and Mr. Perlmutter shall act in good faith to consummate the transactions contemplated hereby and to cooperate with Buyer, RPI and Mr. Kiam in connection with the transactions contemplated hereby. Neither Remsen nor Mr. Perlmutter shall (i) without the consent of Buyer, amend the Existing Partnership Agreement or (ii) without the consent of Buyer and RPI, take or omit to take any action which would cause the Company to breach any covenant, representation or warranty set forth in this Agreement.

     (b) RPI and Mr. Kiam shall act in good faith to consummate the transactions contemplated hereby and to cooperate with Buyer, Remsen and Mr. Perlmutter in connection with the transactions contemplated hereby. Neither RPI nor Mr. Kiam shall (i) without the consent of

Buyer, amend the Existing Partnership Agreement or (ii) without the consent of Buyer and Remsen, take or omit to take any action which would cause the Company to breach any covenant, representation or warranty set forth in this Agreement.

     4.5 Congress Fee. Remsen shall pay or cause to be paid 25% and RPI shall pay or cause to be paid 75% of the prepayment fee (of up to $825,000 in the aggregate) payable to Congress Financial Corporation or its Affiliates in connection with the prepayment on the date of the Closing of loans to the Company and its Subsidiaries.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                      CONCERNING REMSEN AND MR. PERLMUTTER

     As a material inducement to Buyer to enter into this Agreement, Remsen and Mr. Perlmutter, jointly and severally, represent and warrant to Buyer that:

     5.1 Authorization of Transactions. Remsen and Mr. Perlmutter each has full power, authority and legal capacity to enter into this Agreement and the Transaction Documents to which such Person is a party, and to perform its or his obligations hereunder and thereunder. This Agreement and the Transaction Documents to which Remsen or Mr. Perlmutter is a party have been duly executed and delivered by such Person and constitute the valid and binding agreements of such Persons, enforceable against such Person in accordance with their terms, except as enforceability hereof or thereof may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

     5.2 Absence of Conflicts. Except as set forth in Section 8.2 of the Disclosure Schedule, neither the execution and the delivery by Remsen or Mr. Perlmutter of this Agreement and the Transaction Documents to which Remsen or Mr. Perlmutter is a party, nor the consummation by Remsen or Mr. Perlmutter of the transactions contemplated hereby and thereby, shall (a) conflict with, or result in a breach of any of the provisions of, (b) constitute a default under,
(c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Encumbrance upon Remsen's interest in the Company, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Person is bound, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which such Person is subject. No Governmental Approval of any Governmental Authority is necessary for the consummation of the transactions involving Remsen or Mr. Perlmutter contemplated by this Agreement and the Transaction Documents to which Remsen or Mr. Perlmutter is a party. Except as set forth in Section 8.2 of the Disclosure Schedule, no Third-Party Consents or Approvals are required to be obtained or made in connection with the execution and delivery by Remsen or Mr. Perlmutter of this Agreement or any other agreement, instrument or other document contemplated hereby to which Remsen or Mr. Perlmutter is a party, or the consummation by Remsen and Mr.

Perlmutter of the transactions contemplated hereby or thereby or compliance by Remsen and Mr. Perlmutter with the terms hereof or thereof.

     5.3 Partnership Interests. Remsen beneficially owns its interest as general partner of the Company, free and clear of any Encumbrances. Remsen is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of all or any portion of its interest in the Company (other than this Agreement and the letter agreement, dated February 14, 1996, between the Partners). Other than the Existing Partnership Agreement, neither Remsen nor Mr. Perlmutter is a party to any binding agreement, understanding or arrangement, written or oral, with respect to the management, operation or control of the Company.

     5.4 Company Representations. Mr. Perlmutter does not have any actual knowledge that any of the representations or warranties of the Company set forth in Article VIII are incorrect in any material respect.

     5.5 No Brokers. Neither Remsen, Mr. Perlmutter nor any of their Affiliates has engaged any brokers in connection with the transactions contemplated hereby or the February Letter for which the Company will have any liability, except to the extent such liability is an Excluded Obligation.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                           CONCERNING RPI AND MR. KIAM

     As a material inducement to Buyer to enter into this Agreement, RPI and Mr. Kiam, jointly and severally, represent and warrant to Buyer that:

     6.1 Authorization of Transactions. RPI and Mr. Kiam each has full power, authority and legal capacity to enter into this Agreement and the Transaction Documents to which such Person is a party, and to perform its or his obligations hereunder and thereunder. This Agreement and the Transaction Documents to which RPI or Mr. Kiam is a party have been duly executed and delivered by such Person and constitute the valid and binding agreements of such Persons, enforceable against such Person in accordance with their terms, except as enforceability hereof or thereof may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

     6.2 Absence of Conflicts. Except as set forth in Section 8.2 of the Disclosure Schedule, neither the execution and the delivery by RPI or Mr. Kiam of this Agreement and the Transaction Documents to which RPI or Mr. Kiam is a party, nor the consummation by RPI or Mr. Kiam of the transactions contemplated hereby and thereby, shall (a) conflict with, or result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of,
(d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Encumbrance upon RPI's interest in the Company, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Person is bound, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which such Person is subject, except any filings that are necessary under the HSR Act. No Governmental Approval of any Governmental Authority is necessary for the consummation of the transactions involving RPI or Mr. Kiam contemplated by this Agreement and the Transaction Documents to which RPI or Mr. Kiam is a party, except any filings that are necessary under the HSR Act. Except as set forth in
Section 8.2 of the Disclosure Schedule, no Third-Party Consents or Approvals are required to be obtained or made in connection with the execution and delivery by RPI or Mr. Kiam of this Agreement or any other agreement, instrument or other document contemplated hereby to which RPI or Mr. Kiam is a party, or the consummation by RPI and Mr. Kiam of the transactions contemplated hereby or thereby or compliance by RPI and Mr. Kiam with the terms hereof and thereof.

     6.3 Partnership Interests. RPI beneficially owns its interest as general partner of the Company, free and clear of any Encumbrances. RPI is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of all or any portion of its interest in the Company (other than this Agreement and the letter agreement, dated February 14, 1996, between the Partners). Other than the Existing Partnership Agreement, neither RPI nor Mr. Kiam is a party to any binding agreement, understanding or arrangement, written or oral, with respect to the management, operation or control of the Company.

     6.4 Company Agreement. Mr. Kiam does not have any actual knowledge that any of the representations or warranties of the Company set forth in Article VIII are incorrect in any material respect.

     6.5 No Brokers. Neither RPI, Mr. Kiam nor any of their Affiliates has engaged any brokers in connection with the transactions contemplated hereby or the February Letter for which the Company will have any liability or obligation, except to the extent such liability is an Excluded Obligation.

                                   ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     As a material inducement to Remsen, Mr. Perlmutter, RPI and Mr. Kiam to enter into this Agreement, Buyer hereby represents and warrants to Remsen, Mr. Perlmutter, RPI, Mr. Kiam and the Company that:

     7.1 Organization and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which Buyer is a party and perform its obligations hereunder and thereunder.

     7.2 Authorization of Transaction. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party have been duly and validly authorized by all requisite corporate action on the part of Buyer, and no other corporate proceedings on its part is necessary to authorize the execution, delivery or performance of this Agreement or such other agreements. This Agreement and the Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer and constitute the valid and binding agreements of Buyer, enforceable in accordance with their terms, except as enforceability hereof or thereof may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

     7.3 Absence of Conflicts. Neither the execution and the delivery of this Agreement and the Transaction Documents to which Buyer is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under or (e) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Buyer is bound, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which Buyer is subject, except any filings that are necessary under the HSR Act. No Governmental Approval of Any Governmental Authority is necessary for the consummation of the parts of the transactions contemplated by this Agreement and the Transaction Documents to which Buyer is a party, except any filings that are necessary under the HSR Act. Except as set forth in Section 7.3 of the Disclosure Schedule, no Third-Party Consents or Approvals are required to be obtained or made in connection with the execution and delivery by Buyer of this Agreement or any other agreement, instrument or other document contemplated hereby, or the consummation by Buyer of the transactions contemplated hereby or thereby or compliance by Buyer with the terms hereof and thereof.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

     As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company (but not Remsen, RPI, Mr. Perlmutter or Mr. Kiam, either as partners or in an individual capacity) hereby represents and warrants to Buyer that:

     8.1 Organization and Authority of the Company.

     (a) The Company is a general partnership duly organized and existing under the laws of the State of Delaware and has all requisite partnership power and authority to own, lease and operate the assets owned or used by the Company in the conduct of the Business (together with the assets owned or used by the Subsidiaries in the conduct of the Business, the "Assets") and to conduct the Business as it is now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the Assets owned, leased or operated by it or the nature of the Business conducted require such qualification or licensing except in those jurisdictions where any failure to be so qualified or licensed will not, individually or in the aggregate, have a Material Adverse Effect. A true, complete and correct list of the jurisdictions in which the Company is so qualified or licensed is set forth in Section 8.1 of the written disclosure schedule heretofore delivered by the Company to the Buyer (the "Disclosure Schedule"). The Company has delivered to Buyer a true, complete and correct copy of the partnership agreement of the Company as presently in effect (the "Existing Partnership Agreement"). The sole general partners of the Company are (i) RPI, all the capital stock of which is owned or controlled as set forth in Section 8.1 of the Disclosure Schedule, and (ii) Remsen, the sole general partners of which are Remsen Holdings I Corp. and Remsen Holdings II Corp., each a Delaware corporation, all the capital stock of which is owned as set forth in Section 8.1 of the Disclosure Schedule. Other than the Partners and as described in Section 8.1 of the Disclosure Schedule, no other Person owns or holds any partnership interest in, or is a partner of the Company, or possesses any rights under the Existing Partnership Agreement or otherwise similar to any rights enjoyed by or accruing to the Partners of the Company.

     (b) The Company has all required partnership power and authority to enter into this Agreement and any instrument and agreement contemplated herein required to be executed and delivered by the Company pursuant to this Agreement (the "Company Related Instruments"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Company Related Instruments, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company, including all necessary action on the part of its Management Committee (as defined in the Existing Partnership Agreement) and the Partners under the Existing Partnership Agreement or otherwise. This Agreement has been, and each Company Related Instrument when executed and delivered will be, duly executed and delivered by the Company, and this Agreement constitutes, and each Company Related Instrument when executed and delivered will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability hereof may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

     8.2 No Violation, Consents and Approvals.

     (a) The execution and delivery by the Company of this Agreement and the Company Related Instruments do not, and the consummation by the Company of the transactions contemplated hereby or thereby and compliance by the Company with the terms hereof or thereof will not, conflict with, or result in any violation of or constitute default under, (i) any provision of the Existing Partnership Agreement or the certificate of incorporation or bylaws, or similar organizational documents, of any Subsidiary or (ii) any judgment, writ, order or decree, or material statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary; or (iii) except as set forth in Section 8.2 of the Disclosure Schedule, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any encumbrance on or loss of any rights with respect to Assets with an aggregate fair market value of $50,000 or more pursuant to any of the terms, conditions or provisions of any bond, note, mortgage, indenture, deed of trust, contract, lease or other instrument, obligation, commitment, undertaking, arrangement or restriction of any kind or character to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of the Assets may be bound or affected, other than, in the case of clauses (ii) and
(iii) above, any such conflicts or violations that individually or in the aggregate would not materially affect or impair the ability of the Company to perform its obligations under this Agreement and the Company Related Instruments.

     (b) Except as set forth in Section 8.2 of the Disclosure Schedule, no consent, approval, order or authorization of, notice to, or registration, declaration or filing with (collectively "Governmental Approvals"), any court, administrative agency or commission or other governmental entity, authority or instrumentality, whether domestic or foreign (each a "Governmental Authority") is required to be obtained or made in connection with the execution and delivery by the Company of this Agreement or any Company Related Instrument, or the consummation by the Company of the transactions contemplated hereby or thereby or compliance by the Company with the terms hereof or thereof, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Action of 1976, as amended (the "HSR Act"), and any similar foreign laws or regulations regulating acquisitions and or competition, if applicable to the purchase and sale of the Assets or (ii) those Governmental Approvals which, if not obtained or made (A) would not materially impair the Company's ability to consummate the transactions contemplated by this Agreement or the Company Related Instruments or (B) would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) Except as set forth in Section 8.2 of the Disclosure Schedule, no consent, approval or release of or from or notice to any third party (collectively, "Third Party Consents and Approvals") is required to be obtained or made in connection with the execution and delivery by the Company of this Agreement or any Company Related Instrument, or the consummation by the Company of the transactions contemplated hereby or thereby or compliance by the Company with the terms hereof or thereof.

     8.3 Organization and Authority of the Subsidiaries. Section 8.3 of the Disclosure Schedule sets forth a complete list of all Subsidiaries of the Company, whether direct or indirect. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its businesses as they are now being conducted, and each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties or assets owned, leased or operated by it or the nature of the business conducted by it require such qualification or licensing, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. A true, complete and correct list of the jurisdictions in which each Subsidiary is so qualified or licensed, the jurisdiction under which laws it is organized, and a list of each Subsidiary's directors and officers, is set forth in Section 8.3 of the Disclosure Schedule. The Company has delivered to Buyer a true, complete and correct copy of the certificate of incorporation and by-laws, or other organizational documents, of each Subsidiary as presently in effect.

     8.4 Capitalization of the Subsidiaries. Section 8.4 of the Disclosure Schedule sets forth a complete list of the authorized, issued and outstanding capital stock of each Subsidiary, showing the number of shares of capital stock of each Subsidiary owned, directly or indirectly, by the Company (the "Subsidiary Shares"). All of the Subsidiary Shares are validly issued and outstanding, fully paid and nonassessable, and are owned of record and beneficially by the Company. The Subsidiary Shares have not been issued in violation of, and are not subject to, any preemptive, subscription or similar rights. Except for the Subsidiary Shares, there are no shares of capital stock or other equity securities of the Subsidiaries outstanding other than 100 shares of Class A Common Stock, without par value, of Remington Licensing Corporation, a Delaware corporation ("Remington Licensing"), which are held of record by Remington Arms Company Inc., a Delaware corporation. There are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company or any Subsidiary is or may become obligated to issue, sell, purchase or redeem any shares of capital stock or other securities of any Subsidiary, or, except as set forth in Section 8.4 of the Disclosure Schedule, which gives any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of any Subsidiary. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which holders of the capital stock of any Subsidiary may vote. Except for all of the outstanding capital stock of Remington Products New Zealand, which is held of record and beneficially by Remington Products Australia Pty., Ltd. ("RP Australia"), no Subsidiary owns, directly or indirectly, any capital stock or other equity interest in or of any corporation, partnership, joint venture or other entity.

     8.5 Title to Subsidiary Shares. Except as set forth in Section 8.5 of the Disclosure Schedule, the Company has good and valid title to the Subsidiary Shares owned directly by it (and RP Australia has good and valid title to the Subsidiary Shares owned by it), free and clear of all Encumbrances, and good and valid title to the Subsidiary Shares will continue to be owned by the Company (after giving effect to the transactions contemplated hereby), free and clear of any Encumbrances, other than Permitted Encumbrances. Other than this Agreement, the February 14, 1996 letter agreement between the Partners and the Existing Partnership Agreement, the Subsidiary Shares are not subject to any voting trust agreement or other contract, agreement, arrangement commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Subsidiary Shares.

     8.6 Financial Statements: (a) The Company has delivered to the Buyer true, correct and complete copies of the following financial statements:

          (i) the consolidated balance sheets of the Company as of December 31, 1995 (the "December 1995 Balance Sheet"), December 31, 1994, December 31, 1993, September 30, 1993, and September 30, 1992, and the consolidated income statements and statements of partners' capital and cash flows of the Company and its Subsidiaries for the fiscal years ended December 31, 1995 and December 31, 1994, the three months ended December 31, 1993, the fiscal year ended September 30, 1993 and the two month period ended September 30, 1992, accompanied in each case by a signed, unqualified opinion of the Company's independent public accountants, Coopers & Lybrand L.L.P. ("C&L"); the consolidated balance sheet of RPI as of July 25, 1992 and the consolidated income statements and statements of shareholders equity and cash flows of RPI and its Subsidiaries for the 10 month period ended July 25, 1992, accompanied by a signed unqualified opinion of RPI's independent public accountants, C&L; and the consolidated balance sheets of RPI as of September 30, 1991 and September 30, 1990, and the consolidated income statements and statements of shareholders equity and cash flows of RPI and its Subsidiaries for fiscal years ended September 30, 1991 and September 30, 1990, accompanied by a signed unqualified opinion of RPI's independent public accountants, Grant Thornton (collectively, the "Audited Financial Statements"); and

          (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 30, 1996, and the unaudited consolidated income statements and statements of partners' capital and cash flows of the Company and its Subsidiaries for the 3-month period ended March 30, 1996 (the "Unaudited Financial Statements").

     (b) As used in this Agreement, the term "Financial Statements" means, collectively, the Audited Financial Statements and Unaudited Financial Statements.

     (c) The Financial Statements present fairly in all material respects the financial position, results of operations, cash flows, and partner's capital or, as appropriate, stockholder's equity of the Company and its Subsidiaries (or their predecessors, as the case may be), as of the respective dates thereof and for the periods then ended, and were prepared from the accounting books and records of the Company and its Subsidiaries (or their predecessors, as the case may be) in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods presented, except that (i) the Unaudited Financial Statements do not contain notes and are subject to the normal year-end adjustments, consisting only of normal recurring accruals or reversals of previously made accruals, in each case on a basis consistent with the Audited Financial Statements and (ii) changes in the application of such accounting principles attributable to the transfer of assets from RPI to the Company, which changes are described in the notes to the Financial Statements.

     8.7 Absence of Undisclosed Liabilities. Except as set forth in Section 8.7 of the Disclosure Schedule, none of the Company or any Subsidiary has any material direct or indirect liabilities, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise relating to the Company or the Subsidiaries as of the date hereof other than (a) as disclosed, reflected or reserved against in the December 1995 Balance Sheet, (b) items specifically disclosed in this Agreement or the Disclosure Schedules hereto, (c) liabilities incurred in the Ordinary Course of Business consistent with past practice since the date of the December 1995 Balance Sheet (except any incurred since such date not in compliance with Section 3.1),

(d) liabilities relating to (i) Employee Benefit Plans (as to which representations and warranties are made in Section 8.12), (ii) Contracts (as to which representations and warranties are made in Section 8.13) and (iii) labor matters (as to which representations and warranties are made in Section 8.18) or
(e) liabilities incurred by the Company or any of its Subsidiaries in the ordinary course of its business prior to the date of the December 1995 Balance Sheet to the extent neither the Company nor any Subsidiary had any Knowledge of such liability on the date hereof. This representation shall not be deemed breached as a result of a change in law after the date hereof.

     8.8 Absence of Certain Changes or Events. Except as set forth in Section
8.8 of the Disclosure Schedule, since the date of the December 1995 Balance Sheet, neither the Company nor any Subsidiary has (a) suffered any damage, destruction or casualty loss to its physical properties which individually or in the aggregate has had a Material Adverse Effect or (b) incurred or discharged any obligation or liability or entered into any other transaction other than in the ordinary course of business and there has been no change in the Business, operations, properties, assets, condition (financial or otherwise) of the Company which individually or in the aggregate has had a material negative effect on the Company and the Subsidiaries taken as a whole. Without limiting the foregoing, except as set forth in Section 8.8 of the Disclosure Schedule or as permitted pursuant to Section 3.1, since the date of the December 1995 Balance Sheet, neither the Company nor any Subsidiary has taken or omitted to take any action which if taken or omitted to take would have violated the provisions of Section 3.1 of this Agreement had such section been in effect at that time.

     8.9 Title to Assets: Leased Property. (a) Except as set forth in Section
8.9 of the Disclosure Schedule, each of the Company and the Subsidiaries has good and valid title to all of the Assets which are owned by it, and has valid leasehold interests in, or other rights to use, all of the Assets which are not owned by the Company or the Subsidiaries, free and clear of all Encumbrances, except for Permitted Encumbrances and, in the case of Assets which are not owned by the Company or the Subsidiaries, Encumbrances created by the lessor thereof. As used in this Agreement, the term "Permitted Encumbrances" means (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, (ii) Encumbrances for taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and (iii) other imperfections of title or Encumbrances which do not materially interfere with the present use of the Asset or materially reduce its value.

     (b) Section 8.9 of the Disclosure Schedule sets forth a legal description by deed reference of all real property owned by the Company or any of the Subsidiaries, a description of a cooperative apartment owned by the Company at 240 Center Street, New York, New York (collectively, the "Owned Real Property") and a description of and a summary of the terms specified in such Schedule for the real property leased by the Company or any of the Subsidiaries (the "Leased Real Property"), which is all the real property owned, leased, used or held for use by the Company or any Subsidiary. The Company has delivered to Buyer copies of the deeds for the Owned Real Property, together with copies of the most recent title reports, surveys and title policies related to the Owned Real Property. The Owned Real Property and Leased Real Property and all plants, buildings and improvements located thereon, and the operation of the machinery owned or leased by the Company or the Subsidiaries and located therein conform with all applicable material building, zoning and other laws, ordinances, rules and regulations, except those violations which would not, individually or in the aggregate, have a Material Adverse Effect. All buildings, improvements, machinery and equipment of the Company and the Subsidiaries have been well maintained and are in good repair, working order and condition (ordinary wear and tear excepted) and suitable for the purposes for which they are currently used, except for such defects that do not have a Material Adverse Effect. The Company owns all of the machinery and equipment used for the production of products and other material equipment at each owned Real Property and Leased Real Property location, except for those items of machinery and equipment set forth in Section 8.9 of the Disclosure Schedule which are all leased by the Company. There is not pending or, to the Company's Knowledge, threatened condemnation or eminent domain proceeding affecting the Owned Real Property, except condemnation or eminent domain proceedings that do not have a Material Adverse Effect. The Company has not received any written notice of any default or breach under any covenants, conditions, restrictions, rights of way or easements affecting the Owned Real Property or any portion thereof which has not been cured, and to the Company's Knowledge, no such default now exists and no event has occurred and is continuing which, with notice or the passage of time, would constitute such a default thereunder. Except as set forth in Section 8.9 of the Disclosure Schedule, none of the owned Real Property is currently leased to or occupied by third parties and no third party has any right of occupancy with respect thereto. Each lease under which the Company or any of the Subsidiaries leases any of the Leased Real Property is a valid and binding agreement, enforceable in all material respects in accordance with its terms.

     (c) The Company and the Subsidiaries have good title to all tangible personal property (the "Personal Property") reflected on the December 1995 Balance Sheet and all Personal Property acquired by the Company or the Subsidiaries since the December 1995 Balance Sheet Date, except for sales and dispositions in the ordinary course of business since such date. All such Personal Property owned by the Company and the Subsidiaries is free and clear of Encumbrances except for Permitted Encumbrances and except that no representation is made as to the ability of the Company to enforce its title to any equipment or other Personal Property (other than inventory) held by any manufacturer of products sold by the Company or any Subsidiary. All such Personal Property which is material to the operation of the Business as presently conducted is in good repair, working order and condition (ordinary wear and tear excepted) and suitable for the purposes for which it is currently used and is sufficient for carrying on the Business as it is presently being conducted by the Company.

     8.10 Intellectual Property. (a) Section 8.10 of the Disclosure Schedule sets forth all Trademarks and the owner of each Trademark, all Copyrights and the owner of each Copyright, all Patents and the owner of each Patent and all Licenses and the parties to each License.

     (b) Except as set forth in Section 8.10(b) of the Disclosure Schedule:

          (i) the Company is the sole, exclusive and absolute owner, free and clear of all Encumbrances, except for Permitted Encumbrances, of all rights, title and interest in and to the Intellectual Property, including that which is in the development stage, and all rights necessary to produce, have produced, distribute and sell the products that are produced and/or sold by the Company that are material to the Business as presently conducted, and the Company has the absolute right to use and assign those rights without seeking the approval or consent of any third party and without payment to any third party;

          (ii) all registrations for the Intellectual Property which are material to the Business as presently conducted are in full force and effect;

          (iii) other than the Intellectual Property, there are no other trademarks, copyrights, patents, confidential information or other proprietary rights that are material to the Business as presently conducted;

          (iv) there are no existing or, to the Company's Knowledge, threatened claims or proceedings by any third party alleging infringement of said third party's copyrights, trademarks, patents or confidential information or relating to the use of any Intellectual Property or challenging its ownership;

          (v) none of the Intellectual Property which is material to the Business as presently conducted is subject to any outstanding order, decree, judgment, stipulation, written restriction, undertaking or agreement limiting the scope or use of such Intellectual Property or declaring any of it abandoned;

          (vi) to the Company's Knowledge, there are no infringing or diluting uses of the Intellectual Property;

          (vii) the Company has not granted any license, franchise or permit to any third party to use any of the Intellectual Property;

          (viii) the execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute a default under any agreement relating to any Intellectual Property nor will such action alter or impair any rights in any Intellectual Property; and

          (ix) the Company has not received any written notice that the operation of the Business infringes upon or conflicts with any patent, trademark, trade name, copyright or other proprietary right of a third party and, to the Company's Knowledge, there is no reasonable basis on which any such claim could be brought.

     8.11 Litigation. Except as disclosed in Section 8.11 of the Disclosure Schedule, there is no suit, action or proceeding pending (with respect to which the Company or any Subsidiary has been served or otherwise notified) or, to the Company's Knowledge, threatened against the Company or any Subsidiary and (i) which seeks damages in excess of $100,000, (ii) which seeks injunctive or declaratory relief or criminal sanctions, (iii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby, or (iv) individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

     8.12 Employee Benefit Plans; Employee Contracts. (a) Section 8.12 of the Disclosure Schedule sets forth each "employee benefit plan" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to ERISA and which the Company, any Subsidiary, or other Person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company, a "Commonly Controlled Entity") sponsors, maintains or contributes or with respect to which any of the employees of the Company or a Commonly Controlled Entity have accrued any benefits as a result of their employment by the Company or a Commonly Controlled Entity ("ERISA Benefit Plans"). Neither the Company nor any Commonly Controlled Entity has ever sponsored, maintained, contributed to or participated in a multiple employer welfare arrangement (as such term is defined in Section 3(40) of ERISA) or a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) or a "defined benefit plan" (as such term is defined in Section 3(35) of ERISA), and is not a member of any "controlled group", as defined in section 412(n)(6) of the Code or Section 4001(a) of ERISA which could subject the Company, a Commonly Controlled Entity or the Buyer to liability with respect to any such plan of any other employer.

     (b) Section 8.12(b) of the Disclosure Schedule sets forth any other legally binding plan, program, arrangement, policy, trust, contract or agreement written or oral, that the Company or a Commonly Controlled Entity maintains or for which the Company has any present or future obligations or liability with respect to its employees ("Non-ERISA Benefit Plans"). Each such Non-ERISA Benefit Plan is exempt from the participation, vesting, funding and fiduciary responsibility provisions of Title I. Subtitle B. Parts 2, 3 and 4 of ERISA.

     (c) Each of the ERISA Benefit Plans which is intended to qualify under
Section 401(a) of the Code has received or timely filed for a favorable determination from the Internal Revenue Service ("IRS") as to qualification under such Section 401(a), and there are no facts or circumstances within the control of the Company or a Commonly Controlled Entity which would adversely affect the qualified status of any such plan.

     (d) Each ERISA Benefit Plan currently complies, and has complied in the past, both as to operation and form in all material respects and has been administered in all material respects in accordance with the applicable requirements of ERISA and the Code, and all other applicable laws, rules and regulations except for violations which, individually or in the aggregate, will not have a Material Adverse Effect. The Company and each Commonly Controlled Entity have complied in all material respects with all of their respective obligations under each of the ERISA and

Non-ERISA Benefit Plans and each such plan has been administered in all material respects in accordance with its terms.

     (e) Neither the Company nor any Commonly Controlled Entity has any obligation to provide health and welfare benefits to its former employees or any other person other than for "continuation coverage" as defined in Section 4980B of the Code.

     (f) No civil or criminal action and no claim by a participant (other than initial claims for benefits made in the ordinary course) is pending with respect to which the Company has been served or otherwise notified), or to the Company's Knowledge is threatened against any ERISA Benefit Plan, Non-ERISA Benefit Plan or any fiduciary thereof.

     (g) The Company has heretofore provided Buyer with a copy of each ERISA Benefit Plan and Non-ERISA Benefit Plan, and with respect to each thereof, a copy of the applicable summary plan description, prior years financial statements and actuarial reports, trust agreements and insurance and annuity contracts. Such documents accurately and completely describe each such ERISA Benefit Plan and Non-ERISA Benefit Plan in effect on the date hereof.

     (h) With respect to each Non-ERISA Benefit Plan, except as explained in
Section 8.12(h) of the Disclosure Schedule, (i) such plan may be terminated at any time and for any reason under the terms of the plan and applicable law, and
(ii) the plan's benefits are payable out of the general assets of the Company, a Subsidiary or a Commonly Controlled Entity.

     (i) Except as set forth in Section 8.12(i) of the Disclosure Schedule, there are no employment or severance agreements, contracts or other arrangements between the Company or any Subsidiary or other Commonly Controlled Entity and any employee providing for continued employment or the payment of separation pay or separation benefits to any such employee. Except as set forth in Section 8.12(i) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company, any Subsidiary or other Commonly Controlled Entity to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code.

     8.13 Certain Contracts and Arrangements. (a) Section 8.13(a) of the Disclosure Schedule contains a complete and correct list of all agreements, contracts, leases, commitments, understandings or arrangements, whether written or oral, to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of the Assets are subject (the "Contracts"), except for (i) agreements not otherwise required to be disclosed pursuant to the terms of this Agreement, (ii) agreements involving aggregate remaining payments of less than $50,000, (iii) orders for the purchase of raw materials or supplies used in the manufacture of finished products ("Purchase Orders"); (iv) agreements for the sale of finished products to customers ("Sales Contracts");
(v) routine maintenance contracts and office rental agreements, in each case entered into in the ordinary course of business and involving aggregate remaining payments of less than $50,000 and (vi) oral contracts terminable, without penalty, on not more than 30 days' notice.

     (b) The Company has delivered or made available to Buyer complete and correct copies of all written Contracts, and accurate descriptions of all oral Contracts, listed in Section 8.13(a) of the Disclosure Schedule. The Contracts are in full force and effect and, to the Company's Knowledge, there does not exist thereunder any default or event or condition which, after notice or lapse of time or both, would constitute a material default thereunder by the Company or any other party thereto. The Company has not received any notice that any party to any of the Contracts intends to cancel or terminate such Contract.

     (c) Except as set forth in Section 8.13(c) of the Disclosure Schedule, no consent by any third party is required under any of the Contracts as a result of or in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     (d) The Company and the Subsidiaries enjoy peaceful and undisturbed possession under all leases of Leased Real Property or Equipment, and such leases are valid and in full force and effect and binding and enforceable in accordance with their respective terms, and there is not to the Company's Knowledge, under any of such leases, any existing default, event of default or event which with notice or lapse of time or both would constitute a default.

     8.14 Compliance with Laws; Licenses. Except as otherwise set forth in Sections 8.18 and 8.19 of the Disclosure Schedule, the Company and each Subsidiary is in compliance with all laws, rules, regulations, statutes, ordinances, judgments or decrees of all Governmental Authorities (federal, state, local or otherwise) currently in effect and applicable to the Company and the Subsidiaries ("Applicable Laws") except where the failure to comply does not have a Material Adverse Effect, and the Company has not received written notice of any failure to comply therewith. The Company and the Subsidiaries have all governmental permits, licenses, grants, concessions, franchise filings and other governmental authorizations and other Governmental Approvals necessary for the conduct of the Business as presently conducted, except where the failure to have such permits, licenses, grants, concessions, filings, authorizations or Governmental Approvals would not have a Material Adverse Effect. The Company and the Subsidiaries are in material compliance with the terms and conditions of each such governmental authorization. There are no proceedings pending (with respect to which the Company or any Subsidiary has been served or otherwise notified in writing) or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries which may result in the revocation, cancellation or suspension, or any adverse modification of any such governmental authorization nor, to the Company's Knowledge, is there any reasonable basis on which any such proceeding may be brought. To the Company's Knowledge, the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification.

     8.15 Taxes. (a) Each of the Company and each Subsidiary has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns which are required to be filed by it for tax periods ending on or before the Closing Date. Each such Tax Return was complete and accurate in all material respects when filed and all Taxes imposed upon or assessed against the Company or any Subsidiary which are due and payable with respect to any such Tax Return have been timely paid by the Company or a Subsidiary unless, as set forth on Section
8.15 of the Disclosure Schedule, such items are being contested in good faith by appropriate legal proceedings (and for which adequate reserves have been established by the Company in accordance with generally accepted accounting principles). Section 8.15 of the Disclosure Schedule sets forth the date of the expiration of the statute of limitations and the status of the audit of each Tax Return which includes the Company or any of the Subsidiaries for each fiscal year for which the statute of limitations has not expired. Except as set forth in Section 8.15 of the Disclosure Schedule, there are no material actions or proceedings with respect to any Taxes now pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or with reference to the Company or any Subsidiary, or the Business or Assets of the Company or any Subsidiary and, except as set forth in Section 8.15 of Disclosure Schedule, there are no material matters under discussion between the Company or any Subsidiary and any governmental authority regarding claims for additional Taxes or assessments with reference to the Company or any Subsidiary or the business or property of the Company or any Subsidiary.

     (b) The Company is a partnership for U.S. federal income tax purposes.

     8.16 Insurance. Section 8.16 of the Disclosure Schedule sets forth a list of all policies of fire, medical, life, liability, product liability, workmen's compensation, health and other forms of insurance of the Company or any Subsidiary presently in effect with respect to the Business or the Assets. All such policies are in full force and effect; all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in Section
8.16 of the Disclosure Schedule, all such policies covering casualty losses including product liability claims and environmental health and safety claims are written on an "occurrence" basis.

     8.17 Accounts Receivable; Inventories. (a) All accounts and notes receivable of the Company and the Subsidiaries relating to the Business have arisen from bona fide transactions in the Ordinary Course of the Business, not subject to returns, except to the extent reserved against consistent with past practices and, except to the extent reserved against consistent with past practices, the accounts and notes receivable reflected in the December 1995 Balance Sheet were, and all accounts and notes receivables reflected in the books and records of the Company and its Subsidiaries on the Closing Date will be, good and collectable within 120 days.

     (b) Except as set forth in Section 8.17(b) of the Disclosure Schedule, and except as used or sold in the Ordinary Course of Business, the inventories shown on the December 1995 Balance Sheet (i) were properly stated therein at the lower of cost or market basis and in accordance with U.S. generally accepted accounting principles, subject to the application of the "last in, first out" inventory reserve and consistently applied by the Company and (ii) are located on the Company's Owned Real Property or Leased Real Property, or, in the case of finished products, are located on such property or are in transit or in public warehouses; none of such inventories is placed on consignment with third parties; and appropriate provisions have been made on the December 1995 Balance Sheet for items that are obsolete or below standard quality or items that are unusable or slow moving (given the then current state of operation of the Company) or are damaged or fail to meet applicable specifications. The Company has the type and quantities of inventories appropriate to conduct the operations of the Company as they have heretofore been conducted. All work in process and finished goods inventory is free of any defect or other deficiency which, individually or in the aggregate, would have a Material Adverse Effect after the applicable inventory reserve.

     8.18 Labor Matters. (a) Except as set forth in Section 8.18(a) of the Disclosure Schedule, each of the Company and the Subsidiaries is in compliance and has complied, in all material respects, with all Applicable Laws regarding employment and employment practices, including but not limited to equal employment opportunity, employment discrimination, employee safety and health, wages and hours, social security and similar taxes.

     (b) To the Knowledge of the Company, there is no unfair labor practice charge or complaint against the Company or any Subsidiary with respect to the Business pending or, to the Company's Knowledge, threatened before any Governmental Authority, including the National Labor Relations Board, nor is there any grievance or any arbitration proceeding arising out of or under any collective bargaining agreement pending against the Company or any Subsidiary.

     (c) No employee of the Company or any Subsidiary is covered by any collective bargaining agreement nor is any employee represented by a labor union or other similar organization and, to the Company's Knowledge, there is no current effort or plan on the part of any such labor union or similar organization to organize any of the employees of the Company or any Subsidiary.

     (d) There is no labor striker slowdown, lockout, work stoppage, union organizing efforts, work stoppage or other labor dispute pending or to the Company's Knowledge, threatened against the Company or any Subsidiary.

     (e) Except as set forth in Section 8.18(e) of the Disclosure Schedule, to the Knowledge of the Company, neither the Company nor any Subsidiary has received notice of any charge or complaint pending or threatened against the Company or any Subsidiary before any Governmental Authority responsible for the prevention of unlawful employment practices, including the Equal Employment Opportunity Commission. Neither the Company nor any Subsidiary has received written notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to the Company or any Subsidiary, and to the Company's Knowledge no such investigation is in progress or threatened; and to the Company's Knowledge there is no reasonable basis for any of the foregoing.

     (f) No Person is employed by or may be deemed to be an employee of Remington Licensing.

     (g) Except as set forth in Section 8.18(g) of the Disclosure Schedule, the Company has received no citation or other written notification of any failure to comply with any statute, law, rule, regulation or order relating to equal employment opportunity, employment discrimination, or employee safety and health, except noncompliance that does not have a Material Adverse Effect.

     (h) Except as set forth in Section 8.18(h) of the Disclosure Schedule, no employee of the Company or its Subsidiaries is entitled to any increased compensation, payment or bonus as a result of the transactions contemplated hereby.

     8.19 Environment, Health and Safety. (a) Except as set forth in Section
8.19 (a) of the Disclosure Schedule, each of the Company and the Subsidiaries is in compliance in all material respects with all Applicable Laws relating to environmental, health and safety matters and will, at or prior to the Closing Date, provide any notices required of a seller of assets or capital stock under the Connecticut Transfer Act in connection with the transaction contemplated by this Agreement.

     (b) Except as set forth in Section 8.19(b) of the Disclosure Schedule, neither the Company nor any Subsidiary has engaged in any act or omission (including property ownership) which has or could reasonably be expected to give rise to any claim or liability relating to environmental, health or safety matters, except in each case any claim or liability that would not have a Material Adverse Effect.

     (c) Neither the Company nor any Subsidiary has received in writing any request for information or notice of potential liability regarding Comprehensive Environmental Response, Compensation, and Liability Information System list or any other sites under analogous state lists.

     (d) Each of the Company and the Subsidiaries has obtained, and is in material compliance with, all material permits, licenses, authorizations, registrations and other consents required under Applicable Laws related to environmental, health and safety matters ("Environmental Permits") and except as set forth in Section 8.19(d) of the Disclosure Schedule, such Environmental Permits are freely transferable under the circumstances presented by the transactions contemplated by this Agreement.

     (e) Except as set forth in Section 8.19(e) of the Disclosure Schedule, no Encumbrance has been attached to any of the Assets pursuant to any Applicable Laws related to environmental, health or safety matters, nor to the Company's Knowledge are there any circumstances that could reasonably be expected to give rise to such Encumbrance, except Encumbrances that do not have a Material Adverse Effect.

     (f) Except as specifically identified and described in Section 8.19(f) of the Disclosure Schedule, there are no substances or conditions in, on, under or otherwise associated with or having originated from the Company, any Subsidiary, the Business or any Asset, or any former facilities of the Business, including spills, releases or threatened releases, underground or above-ground storage tanks, PBC-containing equipment and friable asbestos containing materials, which has or may give rise to any claim or liability, except for claims or liabilities that do not have a Material Adverse Effect.

     (g) Except as specifically identified and described in Section 8.19(g) of the Disclosure Schedule, no claim or allegation of any claim relating to any liability described in Section 8.19(a), (b), (c), (d), (e) or (f) hereof is pending with respect to which the Company or any Subsidiary has been served or otherwise notified in writing or has been asserted in writing, or, to the Company's Knowledge, threatened.

     (h) The Company has provided to Buyer all written environmental assessment materials that have been prepared with respect to the Business, the Assets, the Company or the Subsidiaries, and to which the Company has access.

     8.20 Insider Transactions. Except as disclosed on Section 8.20 of the Disclosure Schedule, neither the Company, any officer or member of the Management Committee of the Company, nor any partner or Affiliate of any of the foregoing or any relative of any such Person (collectively, the "Insiders") is a party to any agreement, contract, commitment, transaction or understanding with the Company or which is pertaining to the Business or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the Business.

     8.21 Assets Necessary to Business. The Assets (including the Owned Real Property, Leased Real Property and the Intellectual Property) constitute all of the assets, properties, licenses and agreements, whether held by the Company, its shareholders or Affiliates, which are used in the conduct of the Business and include all assets, properties, licenses and agreements necessary to conduct the Business as presently conducted.

     8.22 Disclosure. None of this Agreement, the Disclosure Schedule, any Exhibit or any certificate attached hereto or delivered in accordance with the terms hereof contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. Notwithstanding the foregoing or any other representation or warranty contained in this Agreement or any disclosures contained in the Disclosure Schedule, and notwithstanding any projections that may have been supplied to Buyer by or on behalf of the Company, Remsen, Mr. Perlmutter, RPI or Mr. Kiam, it is acknowledged by the Buyer that no representation or warranty is made by the Company or any other Person herein or in the Disclosure Schedule or otherwise as to the prospects of the Business.

     8.23 Due Inquiry. Whenever any representation or warranty herein is expressed to be "to the Company's Knowledge," it means to the actual knowledge of the Persons listed on Section 8.23 of the Disclosure Schedules after due inquiry with the exercise of reasonable care. Such Schedule includes each officer of the Company and each managing director or president of each Subsidiary of the Company, and at least one employee of the Company or its Subsidiaries at each location in which the Company maintains an office, warehouse or manufacturing operation.

     8.24 Payment. Neither the Company nor any Affiliate of the Company nor any officer, agent or employee thereof nor, to the Company's Knowledge, any distributor or licensee of the Company nor any other Person acting on behalf of the Company or any Affiliate of the Company, directly or indirectly, have, after July 25, 1992, on behalf of or with respect to the Company or any Subsidiary,
(a) made any unlawful domestic or foreign political contributions; (b) made any payment or provided services which were not legal to make or provide at the time made or provided or which the Company or any Affiliate of the Company or any such officer, employee or any Affiliate of the Company or any such officer, employee or other Person knew was not legal for the payee or the recipient of such services to receive; (c) received any payment or any services which were not legal for the payor or the provider of such services to make or provide; (d) had any transactions or payments which are not recorded in its accounting books and records or, if occurring during the periods covered thereby, disclosed in the Financial Statements; or (e) had any off-book bank or cash accounts or "slush funds."

                                   ARTICLE IX

                                   TERMINATION

     9.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

     (a) by mutual written consent of Remsen, Buyer and RPI;

     (b) by Buyer if there has been a material misrepresentation or breach on the part of the Company, Remsen, RPI, Mr. Kiam or Mr. Perlmutter of the representations, warranties or covenants of the Company, Remsen, RPI, Mr. Kiam or Mr. Perlmutter set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to Buyer's obligation to consummate the transactions contemplated hereby unless Buyer's breach of this Agreement has caused the condition to be unsatisfied;

     (c) by Remsen if there has been a material misrepresentation or breach on the part of the Buyer of the representations, warranties or covenants of Buyer set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to Remsen's obligations to consummate the transactions contemplated hereby unless Remsen's or Mr. Perlmutter's breach of this Agreement has caused the condition to be unsatisfied;

     (d) by RPI if there has been a material misrepresentation or breach on the part of the Buyer of the representations, warranties or covenants of Buyer set forth in this Agreement; or

     (e) by either Buyer, Remsen or RPI if the Closing has not occurred on or prior to July 22, 1996; provided that neither Buyer, Remsen nor RPI shall be entitled to terminate this Agreement pursuant to this Section 9.1(e) if any such Party's (or, in the case of Remsen, Mr. Perlmutter's or, in the case of RPI, Mr. Kiam's) breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.

     9.2 Effect of Termination. In the event of termination of this Agreement by either Buyer, Remsen or RPI as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party to any other Party or its stockholders or partners or directors or officers under this Agreement; provided that the obligations of the Parties set forth in
Section 11.5 and Article X shall continue in full force and effect; and provided further that nothing herein shall relieve any Party from liability for any willful or knowing breach of this Agreement prior to such termination (although no party shall be liable for consequential damages or damages for lost profits in the event of such breach).

                                    ARTICLE X

                       INDEMNIFICATION AND RELATED MATTERS

     10.1 Survival of Representations. The representations and warranties in this Agreement shall survive the Closing and shall terminate 30 days after delivery to Buyer of audited financial statements of the Company for the year ended December 31, 1997; provided, however, that (a) the representations and warranties with respect to environmental, health and safety conditions contained in Section 8.19 shall terminate three years after the Closing Date and (b) the representations and warranties with respect to title to assets contained in Sections 8.5 and 8.9, the representations and warranties set forth in Articles V and VI and the representations and warranties with respect to tax matters contained in Section 8.15 shall survive until the expiration of the applicable statutory period of limitations with respect to actions which may be brought by Persons with respect to the matters contemplated thereunder (giving effect to any waiver, mitigation or extension thereof). Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if written notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given in reasonable detail to the party against whom such indemnity may be sought prior to such time.

     10.2 Partners' Agreement to Indemnify. (a) Upon the terms and subject to the conditions of this Article X, Remsen and RPI shall indemnify Buyer and its Affiliates and each of their directors, stockholders and partners (collectively, the "Buyer Group") against and hold them harmless from any loss, liability, claim, damage or expense, including without limitation reasonable legal fees and expenses and any losses that may result from the granting of injunctive relief in any suit, action or proceeding (collectively, "Damages"), suffered or incurred by the Buyer Group, the Company or the Company's successor for or on account of or arising from or in connection with any Excluded Obligation. Remsen shall be liable for 50% of any obligation under this Section 10.2(a) and RPI shall be liable for 50% of any obligation under this Section 10.2(a) (it being understood that Remsen's and RPI's obligations under this Section 10.2(a) with respect to any Excluded Obligation arising after the Closing are several). Mr. Perlmutter shall be jointly and severally liable for Remsen's obligations under this Section 10.2(a) and Mr. Kiam shall be jointly and severally liable for RPI's obligations under this Section 10.2(a). Neither Remsen, Mr. Perlmutter, RPI nor Mr. Kiam shall have any liability under this Section 10.2(a) to the extent, and only to the extent, the amount of such Excluded Obligation was set forth on the Closing Adjustment List, it being understood this exception does not apply to amounts in excess of those set forth on the Closing Adjustment List.

     (b) Upon the terms and subject to the conditions of this Article X (including Section 10.3), Remsen and RPI severally shall indemnify the Buyer Group and hold them harmless from any Damages suffered or incurred by the Buyer Group, the Company or the Company's successor from or on account of or arising from or in connection with (i) the breach or nonfulfillment by the Company prior to the Closing Date of any agreement or covenant of the Company under this Agreement or (ii) the inaccuracy of any representation, or the breach of any warranty made by the Company in this Agreement, or any misrepresentation in or omission from any list, document, certificate or other instrument furnished or to be furnished by the Company to Buyer specifically pursuant to the terms hereof (including in the Closing Certificate) (the items referred to in (i) and (ii), collectively, "Company Claims"). The obligation under this Section 10.2(b) of Remsen shall be for 50% of any indemnity obligation and of RPI shall be for 50% of any indemnity obligation and, subject to Section 10.3(b), such obligations of Remsen and RPI under this Section 10.2(b) shall be satisfied solely out of funds held pursuant to the Escrow Agreement and pursuant to the procedures set forth in the Escrow Agreement.

     (c) Upon the terms and subject to the conditions of this Article X, Remsen and Mr. Perlmutter, jointly and severally, shall indemnify the Buyer Group and hold them harmless from any Damages suffered or incurred by the Buyer Group from or on account of or arising from or in connection with (i) the breach or nonfulfillment by Remsen or Mr. Perlmutter of any agreement or covenant of Remsen or Mr. Perlmutter hereunder and (ii) the inaccuracy of any representation, or the breach of any warranty made by Remsen or Perlmutter hereunder, or any misrepresentation in or omission from any list, document, certificate or other instrument furnished or to be furnished by Remsen or Mr. Perlmutter to Buyer specifically pursuant to the terms hereof (the items referred to in (i) and (ii), collectively, "Remsen Claims").

     (d) Upon the terms and subject to the conditions of this Article X, RPI and Mr. Kiam, jointly and severally, shall indemnify the Buyer Group and hold them harmless from any Damages suffered or incurred by the Buyer Group from or on account of or arising from or in connection with (i) the breach or nonfulfillment by RPI or Mr. Kiam of any agreement or covenant of RPI or Mr. Kiam hereunder and (ii) the inaccuracy of any representation, or the breach of any warranty made by RPI or Mr. Kiam hereunder, or any misrepresentation in or omission from any list, document, certificate or other instrument furnished or to be furnished by RPI or Mr. Kiam to Buyer specifically pursuant to the terms hereof (the items referred to in (i) and (ii), collectively, "RPI Claims" and, together with Company Claims and Remsen Claims, "Claims").

     10.3 Limitation of Liability; Settlement of Claims. (a) Anything in this Agreement to the contrary notwithstanding, the liability of Remsen and RPI to indemnify the Buyer Group pursuant to Section 10.2(b) hereof against any Damages sustained by reason of any Company Claim shall be effective only after the aggregate amount of all such Company Claims exceeds $1,000,000, and then only to the extent of such excess (the "Buyer's Deductible").

     (b) Remsen and RPI will not be liable to Buyer Group for any Damages sustained by reason of any Company Claim to the extent the aggregate amount of all such Damages in excess of the Buyer's Deductible exceeds the amount of money held by the escrow agent under the Escrow Agreement (the "Cap"); provided that the foregoing limitation shall not apply with respect to any Damages arising from or related to a breach of the representations and warranties of the Company set forth in Section 8.1(b) (Authority), Section 8.4 (Capitalization of the Subsidiaries), Section 8.5 (Title to Subsidiary Shares), Section 8.9 (a) (Title to Assets) or Section 8.15 (Taxes); provided further that if the Damages arising from or related to a breach of the representations and warranties of the Company set forth in Section 8.1(b), Section 8.4, Section 8.5, Section 8.9(a) or Section
8.15 exceed the amount of escrowed funds held pursuant to the Escrow Agreement, or cause such funds not to be sufficient to cover Damages arising from or related to breaches of the representations and warranties of the Company set forth in the other Sections of Article VIII, Remsen and RPI severally shall each be obligated to pay 50% of such amounts. Mr. Perlmutter shall be jointly and severally liable for Remsen's obligations under the second proviso of the preceding sentence and Mr. Kiam shall be jointly and severally liable for RPI's obligations under the second proviso of the preceding sentence.

     (c) The obligation of (i) Remsen, Mr. Perlmutter, RPI and Mr. Kiam to indemnify and hold harmless the Buyer Group pursuant to Section 10.2(a), (ii) Remsen and Mr. Perlmutter to indemnify and hold harmless the Buyer Group pursuant to Section 10.2(c) and (iii) RPI and Mr. Kiam to indemnify and hold harmless the Buyer Group pursuant to Section 10.2(d) shall not be limited in any manner by, and shall not be subject to, the Buyer's Deductible or Cap.

     (d) If the Buyer Group makes any claim pursuant to Section 10.2(a) or any Company Claim, it shall make such claim against both Partners and the Buyer Group shall not settle any such claim with one Partner unless it offers the same terms to the other Partner.

     10.4 Buyer's and Company's Agreement to Indemnify. (a) Upon the terms and subject to the conditions of this Article X, Buyer shall indemnify, defend and hold harmless Remsen and its Affiliates and each of their directors, stockholders and partners (collectively, the "Remsen Group") and RPI and its Affiliates and each of their directors, stockholders and partners (collectively, the "RPI Group") from and against all Damages asserted against, resulting to, imposed upon or incurred by the Remsen Group or any member thereof or the RPI Group or any member thereof, as the case may be, directly or indirectly, by reason of or resulting from (a) the nonfulfillment by Buyer of any agreement or covenant of Buyer hereunder and (b) the inaccuracy of any representation or breach of warranty made by Buyer herein, or from any misrepresentation in or omission from any list, document, certificate or other instrument specifically furnished or to be furnished by Buyer to Remsen or RPI, as the case may be, hereunder.

     (b) Upon the terms and subject to the conditions of this Article X, the Company shall indemnify, defend and hold harmless the Remsen Group from and against all Damages asserted against, resulting to, imposed upon or incurred by the Remsen Group or any member thereof, directly or indirectly, by reason of or resulting from the operation or business of the Company arising after the Closing Date or the transactions undertaken by Buyer in connection with the closing of the Transactions, except (x) to the extent such liability or obligation is an Excluded Obligation or is the basis for the breach of any representation or warranty set forth in Articles V or VIII and (y) for any action which is expressly contemplated under this Agreement.

     (c) Environmental Indemnification. After the expiration of the representations set forth in Section 8.19, the Company will hold harmless and indemnify the Remsen Group and the RPI Group from and against any and all claims arising out of the presence, use, handling, management, storage, spills, release, discharge or disposal of any Hazardous Substance at or from the Bridgeport facility. The obligations set forth in this Section 10.4(c) shall not expire. The term Hazardous Substance shall mean any substance (including petroleum, asbestos and PCBs) regulated as a hazardous substance, hazardous waste, hazardous material, pollutant or contaminant under any federal, state or local law (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Water Act, 33 U.S.C. ss. 1251 et seq.; and the Clean Air Act, 42 U.S.C. ss. 7401 et seq.).

     10.5 Adjustment for Insurance and Taxes. (a) The amount of any Damages for which indemnification is provided under this Article X shall be net of any amounts recovered or clearly recoverable by the indemnified party under insurance policies.

     (b) Any amount paid to an Indemnified Party pursuant to this Article X shall be treated, to the extent appropriate, as an adjustment to the purchase price for the Remsen Interest or to the Remsen Distribution Amount. Any amount payable to an Indemnified Party pursuant to Section 10.2 or 10.4 shall be (i) increased by any increase in the Income Tax liability of the Indemnified Party as a result of the receipt or accrual of such payment (including such payment increase) and (ii) reduced by any reduction in the Income Tax liability of the Indemnified Party as a result of the payment or incurrence of Damages giving rise to such indemnity payment; provided that in computing any such increase or reduction in Income Tax liability, it shall be assumed that the Indemnified Party (i) is subject to federal, state and local income tax at the highest marginal statutory rates (in the jurisdiction where the principal office of the Indemnified Party is located, and taking into account the deductibility of state and local taxes for federal income tax purposes), (ii) has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from such payment of Damages, and (iii) is fully taxable on any amounts includible in income by reason of the receipt of such indemnity payment or the payment or incurrence of such Damages.

     10.6 Procedures Relating to Indemnification for Third Party Claims. If any party to be indemnified (whether one or more, the "Indemnified Party") receives written notice of the commencement of any action or proceeding, the assertion of any Claim by a third party or the imposition of any penalty of assessment for which indemnity may be sought pursuant to Sections 10.2 or 10.4 (a "Third Party Claim") and such Indemnified Party intends to seek indemnity pursuant to Sections 10.2 or 10.4, such Indemnified Party shall promptly provide the party from which indemnification is sought (the "Indemnifying Party") with notice of such Third Party Claim; provided that if the Third Party Claim is subject to indemnification by Remsen and RPI, each of

Remsen and RPI shall be given notice of such claim and references to the Indemnified Party in this Section 10.6 shall be deemed references to Remsen and RPI acting jointly. Upon written acknowledgment of its obligation to indemnify the Indemnified Party for all of such Third Party Claim, the Indemnifying Party shall be entitled to assume the defense, appeal or settlement of any such Third Party Claim with counsel selected by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed; provided that the Indemnifying Party may not assume the defense, appeal or settlement of any Third Party Claim seeking equitable relief from the Indemnified Party; and provided further that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve the rights of the Indemnifying Party and Indemnified Party in this regard. The Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith. The Indemnified Party shall be entitled at any time to employ, at its own expense, separate counsel to represent it (and to participate in the defense of the Third Party Claim); provided, however, that the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party if, in the Indemnified Party's reasonable judgment, a conflict of interest between the Indemnified Party and the Indemnifying Party exists in respect of such Claim or for Claims seeking equitable relief from the Indemnified Party. In the event the Indemnifying Party fails to assume the defense, appeal or settlement of any Third Party Claim, the Indemnified Party shall, at the reasonable request of the Indemnifying Party, provide to the Indemnifying Party information regarding the status of such Third Party Claim; provided that the Indemnified Party shall not be required to provide any information that relates to any dispute or conflict between the Indemnifying Party and Indemnified Party or that would result in the breach of any privilege. In the event that the Indemnifying Party fails to assume the defense, appeal or settlement of any Third Party Claim, and provide written acknowledgment of liability hereunder, within twenty days after receipt of notice thereof from the Indemnified Party, such Indemnified Party shall have the right to undertake the defense, appeal or settlement of such Third Party Claim at the expense and for the account of the Indemnifying Party. The Indemnifying Party shall not settle any Third Party Claim the defense, appeal or settlement of which is controlled by it without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed), unless the terms of such settlement or compromise (a) involves only the payment of money damages and (b) releases such Indemnified Party from any and all liability with respect to such Third Party Claim and/or the Indemnifying Party pays all obligations under such settlement. If the Indemnifying Party assumes the defense, appeal or settlement of any Third Party Claim as contemplated above, the Indemnified Party shall not settle any Third Party Claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed if such Third Party Claim has had or could reasonably be expected to have a material adverse effect on the Indemnified Party, after giving effect to indemnification under this Article X, or if the Indemnifying Party does not have the financial ability to pay potential indemnification amounts for such Third Party Claim).

     10.7 Excluded Obligations. Buyer or the Company shall give Remsen and RPI notice of any claim for indemnification pursuant to Section 10.2(a) that does not involve a Third Party Claim. The Company shall make its records relating to such claim, and its officers and employees, available to Remsen and RPI in connection with the review of such claim. If neither Remsen nor RPI objects within 15 business days following delivery of such notice, Remsen shall pay 50% of the amount of the Excluded Obligation to Buyer and RPI shall pay 50% of the Excluded Obligation to Buyer, each such payment to be made promptly (but in any event within 3 business days after the expiration of such 15 business day period); provided that Buyer may direct that such payment be made to the Company. If Remsen or RPI objects in writing to such claim within 15 business days following the delivery of Buyer's or the Company's notice, the Buyer, Remsen and RPI, as the case may be, shall use their reasonable efforts to resolve such dispute and, if such dispute cannot be resolved within 10 business days after Remsen or RPI objects, the Buyer, Remsen and RPI shall refer such dispute to arbitration using the arbitration procedures set forth in Section 5 of the Escrow Agreement. Within 3 business days following the resolution of such dispute, Remsen shall pay 50% of the amount of such Excluded Obligation to Buyer or, if directed by Buyer, to the Company and RPI shall pay 50% of such Excluded Obligation to Buyer or, if directed by Buyer, to the Company. Mr. Perlmutter shall be jointly and severally liable for Remsen's obligations under this
Section 10.7 and Mr. Kiam shall be jointly and severally liable for RPI's obligations under this Section 10.7.

     10.8 Exclusive Remedy. Following the Closing Date, Buyer's exclusive remedy against the Company, Remsen, Mr. Perlmutter, RPI and Mr. Kiam with respect to any breach of a representation, warranty or covenant set forth in this Agreement or the Closing Certificate or any other certificate delivered pursuant hereto by the Company, Remsen, Mr. Perlmutter, RPI or Mr. Kiam shall be pursuant to this
Article X and the Escrow Agreement.

                                   ARTICLE XI

                              ADDITIONAL AGREEMENTS

     11.1 Tax Matters.

     (a) Remsen shall be responsible for the timely payment of 25% and RPI shall be responsible for the timely payment of 25% of, and Remsen shall be entitled to 25% and RPI shall be entitled to 25% of any refund of, all sales, transfer, value-added, goods and services, recording, conveyancing or similar taxes or expenses that may be imposed in connection with the Buyer's purchase of the Remsen Interest, the Dissolution and the Merger; provided that in no event shall Remsen or RPI be liable for any such amounts that would not have been incurred if the transactions contemplated hereby were structured as a sale of assets by the Company to a new entity. The obligations of Remsen and RPI shall be several. Mr. Perlmutter shall be jointly and severally liable for the obligations of Remsen under this Section 11.1(a) and Mr.Kiam shall be jointly and severally liable for the obligations of RPI under this Section 11.1(a).

     (b) Each of Remsen, RPI and the Company shall provide the other with such assistance as may be reasonably requested by either of them in connection with the preparation of any Tax Return, any audit or other examination by a taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and reasonably provide the requesting party with any records or information which may be relevant to such return, audit or examination, proceedings or determination. Any information obtained pursuant to this Section

11.1(b) or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.

     (c) The Company will make an election under Section 754 of the Code in connection with the Buyer's purchase of the Remsen Interest, which election is hereby agreed to by RPI, Remsen and the Company.

     (d) The Company and Remsen shall cooperate in good faith to arrive at a mutually agreeable allocation among the Company's assets of the price paid by Buyer to purchase Remsen's interest in the Company for tax purposes (including, without limitation, for purposes of Section 755 of the Code), but neither party shall be obligated to agree to any particular allocation.

     11.2 Press Releases and Announcements. Prior to the Closing Date, no press releases related to this Agreement and the transactions contemplated herein or other announcements to the employees, customers or suppliers of the Company shall be issued by the Company, Remsen, its partners, Mr. Perlmutter, RPI or Mr. Kiam without (i) in each case, the approval of Buyer, (ii) in the case of press releases or announcements by Remsen or Mr. Perlmutter, the approval of Mr. Kiam and (iii) in the case of press releases or announcements by RPI or Mr. Kiam, the approval of Mr. Perlmutter, except for any public disclosure which Remsen, Mr. Perlmutter, RPI or Mr. Kiam in good faith believes (based upon the advice of counsel) is required by law or regulation (provided that in each case the text of such disclosure shall be provided to the Buyer, if practicable, prior to the disclosure and, if not practicable, promptly thereafter). After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein or other announcements to the employees, customers or suppliers of the Company shall be issued by Remsen, its partners, Mr. Perlmutter, RPI or Mr. Kiam without the Company's consent (which shall not be unreasonably withheld or delayed). Prior to the Closing Date, no press releases related to this Agreement and the transactions contemplated herein or other announcements to the employees, customers or suppliers of the Company shall be issued by Buyer or its partners without the approval of the Company, except for any public disclosure which Buyer or its partners in good faith believe is required by law or regulation (provided that in each case the text of such disclosure shall be provided to the Company, if practicable, prior to the disclosure and, if not practicable, promptly thereafter).

     11.3 Specific Performance. Remsen, Mr. Perlmutter, RPI and Mr. Kiam acknowledge that the Company's business is unique and recognize and affirm that in the event of a breach or threatened breach of this Agreement by Remsen, Mr. Perlmutter, RPI and Mr. Kiam, money damages may be inadequate and Buyer may have no adequate remedy at law. Accordingly, Remsen, Mr. Perlmutter, RPI and Mr. Kiam agree that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Remsen's, Mr. Perlmutter's, RPI's and Mr. Kiam's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting bond or other security).

     11.4 Transition Assistance. Neither Remsen, Mr. Perlmutter, RPI nor Mr. Kiam shall in any manner take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors or licensors from maintaining the same business relationships with the Company after the date of this Agreement as were maintained with the Company prior to the date of this Agreement.

     11.5 Expenses. Except as otherwise provided herein, Remsen, Mr. Perlmutter, RPI, Mr. Kiam and Buyer shall pay all of their respective fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing,

          (a) if Buyer abandons the transactions contemplated hereby as a result of (i) a material breach of any representation, or warranty or covenant set forth herein by Remsen or Mr. Perlmutter or (ii) any material misrepresentation of fact made in writing by Remsen or Mr. Perlmutter, Remsen and Mr. Perlmutter shall, jointly and severally, promptly reimburse Buyer and Vestar for all of their reasonable out-of-pocket costs, including the reasonable fees and expenses of Buyer's and Vestar's legal, financial, accounting and other advisors ("Buyer Out-of-Pocket Expenses"); or

          (b) if Buyer abandons the transactions contemplated hereby as a result of (i) a material breach of any representation or warranty or covenant set forth herein by the Company, RPI or Mr. Kiam or (ii) any material misrepresentation of fact made in writing by the Company, RPI or Mr. Kiam, RPI and Mr. Kiam shall, jointly and severally, promptly reimburse Buyer and Vestar for any Buyer Out-of-Pocket Expenses.

     11.6 Exclusivity.

     (a) Until this Agreement is terminated in accordance with its terms, Remsen and Mr. Perlmutter agree not to (and will not permit any of its Affiliates, or any employee, officer, director, partner, agent, trustee, representative or other Person acting on its behalf or any entity under its or his control to), directly or indirectly, sell or agree to sell to any other Person, all or any part of the Remsen Interest, whether such transaction takes the form of an issuance or sale of partnership interest or other securities, merger, consolidation, sale of assets, liquidation, dissolution, refinancing, recapitalization, reorganization or otherwise; provided that Remsen or Mr. Perlmutter may, to the extent permitted by the February Letter, enter into an agreement to sell the Remsen Interest if such agreement is expressly subject to this Agreement, imposes no obligations on the Company and terminates upon the consummation of the transactions contemplated herein.

     (b) Until this Agreement is terminated in accordance with its terms, the Company agrees not to (and will not permit any of its Affiliates, or any employee, officer, director, partner, agent, trustee, representative or other Person acting on its behalf or any entity under its control to), directly or indirectly, sell or agree to sell to any other Person, discuss or negotiate with any other Person a possible sale of, or solicit or accept any offer to purchase from any other Person, all or any part of the Company or its assets (other than the sale of inventory or equipment in the Ordinary

Course of Business), whether such transaction takes the form of an issuance or sale of partnership interest or other securities, merger, consolidation, sale of assets, liquidation, dissolution, refinancing, recapitalization, reorganization or otherwise), or provide any information to any other Person concerning the Company for such purpose. The Company represents and warrants that the Company has ceased all discussions with all Persons (other than Buyer) regarding all of the foregoing and that the Company is not a party to or bound by any agreement relating to any of the foregoing, other than agreements with Buyer. The Company agrees to notify Buyer immediately upon the receipt of any written proposal, written offer, written inquiry or written contact with respect to any of the foregoing which contains information regarding pricing and will promptly provide Buyer with copies of and disclose to Buyer the details concerning any such proposal, inquiry or contact.

     (c) Until this Agreement is terminated in accordance with its terms, RPI and Mr. Kiam agree not to (and will not permit any of its Affiliates, or any employee, officer, director, partner, agent, trustee, representative or other Person acting on its behalf or any entity under its control to), directly or indirectly, sell or agree to sell to any other Person, discuss or negotiate with any other Person a possible sale of, or solicit or accept any offer to purchase from any other Person, all or any part of the Company or its assets (other than the sale of inventory or equipment in the Ordinary Course of Business), whether such transaction takes the form of an issuance or sale of partnership interest or other securities, merger, consolidation, sale of assets, liquidation, dissolution, refinancing, recapitalization, reorganization or otherwise), or provide any information to any other Person concerning the Company for such purpose. RPI and Mr. Kiam represent and warrant that they have ceased all discussions with all Persons (other than Buyer) regarding all of the foregoing and that they are not a party to or bound by any agreement relating to any of the foregoing, other than agreements with Buyer and the February Letter. RPI and Mr. Kiam agree to notify Buyer immediately upon the receipt of any written proposal, written offer, written inquiry or written contact with respect to any of the foregoing which contains information regarding pricing and will promptly provide Buyer with copies of and disclose to Buyer the details concerning any such proposal, inquiry or contact.

                                   ARTICLE XII

                                   DEFINITIONS

     12.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" means, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the subject person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "February Letter" means the Letter Agreement, dated February 14, 1996, among the Partners, Mr. Perlmutter and Mr. Kiam.

     "Income Taxes" means all income and profits Taxes, capital taxes, franchise taxes and similar taxes based on income, profits or capital (including any Taxes in lieu of such income or profits Taxes) imposed by any Federal, state, local or foreign governmental agency, whether in the form of assessments in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to (a) such Taxes or (b) the late filing or nonfiling of returns relating to such Taxes.

     "Material" means any matter, or related series of matters, that when aggregated with all other similar matters, has or have resulted or might result in a cost, liability, expense, damage or claim to the Company involving $50,000 or more.

     "Material Adverse Effect" means an event, change, fact or condition which is, or is reasonably likely to be, materially adverse to (a) the transactions contemplated hereby, or (b) the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken an a whole. Any event, change, fact or condition (an "Adverse Change"), which when aggregated with each other similar Adverse Change, will result in losses, diminution in value, liabilities, damages or expenses in an aggregate amount on a pre-tax basis of $50,000 or greater, shall be deemed to have a Material Adverse Effect.

     "Net Rental Expense" means the excess of (a) the aggregate of (i) the increased rental expense of each existing location due to the renegotiation of a lease due to the failure to obtain a consent as contemplated by Section 1.3(a)(xiv), (ii) the increased rental expense from each new location which is leased to replace any leasehold which was terminated by the landlord as contemplated in Section 1.3(a)(xiv) and (iii) the 25% of any termination payment or future lease payments relating to the termination of a lease by the landlord as contemplated in Section 1.3(a)(xiv) over (b) any reduction in rental expense of a new location which is leased to replace any leasehold which was terminated by the landlord as contemplated in Section 1.3(a)(xiv). Any increase or decrease in rental expense shall be calculated by comparing the present value of the old lease rentals with the new lease rentals over the lease term of the old lease, using a discount factor of 10%).

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Subsidiary" means any corporation, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if the Company shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

     "Taxes" means shall mean all excise, real and personal property, sales, use, payroll, withholding, capital or franchise (based on capital and/or activity), estimated and other taxes, including Income Taxes, imposed by a Federal, state, local or foreign governmental agency, whether in the form of assessments which are in the nature of taxes or otherwise, together with all interest, penalties and additions imposed with respect to such amounts.

     "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "Transaction Documents" means the Escrow Agreement, the Non-Compete Agreement, the releases contemplated by Sections 1.2(b)(ix), 1.2(b)(x) and 1.2(b)(xi) and the power of attorney contemplated by Section 1.2(b)(xii).

     12.2 Including. The terms "including," "include" and "includes" shall be deemed to be followed by "without limitation."

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1 Further Assurances. From time to time after the Closing Date, at the request of any party hereto and at the expense of the party so requesting, Buyer, Remsen, Mr. Perlmutter, RPI and Mr. Kiam shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby, including such documents or actions as Buyer may reasonably require for the purpose of enabling the recordation of any instrument of assignment, but in each case without recourse or representation except as provided in this Agreement.

     13.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by reputable overnight courier (using such courier's next business day service).

Notices to Remsen and Mr. Perlmutter:   with a copy to:

Remsen Partners                         Skadden, Arps, Slate, Meagher & Flom
2000 South Ocean Boulevard              919 Third Avenue
Suite 4095                              New York, New York 10022
Palm Beach, Florida 33480               Attention: Morris J. Kramer
Attention:  Isaac Perlmutter
Notices to RPI and Mr. Kiam             with a copy to:

Remington Products, Inc.                Kramer, Levin, Naftalis & Frankel
11097 Isle Brook Court                  919 Third Avenue
West Palm Beach, Florida 33414          New York, NY  10022
Attention:  Victor K. Kiam, II          Attention:  Arthur D. Emil

Notices to Buyer:                       with a copy to:

Vestar/Remington Corp.                  Kirkland & Ellis
c/o Vestar Equity Partners, L.P.        655 Fifteenth Street, N.W.
245 Park Avenue - 41st Floor            Washington, D.C.  20005
New York, New York 10167                Attention:  Jack M. Feder
Attention: Robert L. Rosner

Notices to the Company:

Remington Products Company
60 Main Street
Bridgeport, Connecticut 06604
Attention:  General Counsel

or to such other Person or address any Party shall specify by notice in writing, given in accordance with this Section 13.2, to the other parties hereto.

A copy of each notice to any Party hereunder shall be sent to all other Parties. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand delivered, on the fifth day following the date on which so mailed, on the next business day following the date on which delivered to such overnight courier and on the date of such facsimile transmission and confirmation, except for a notice of change of Person or address, which shall be effective only upon receipt thereof.

     13.3 Entire Agreement. This Agreement, Exhibits and the documents referred to herein contain the entire understanding among the Parties with respect to the subject matter hereof. This Agreement supersedes any prior agreements and understandings, oral and written, with respect to its subject matter (including the obligations, but not the rights, of Remsen and Mr. Perlmutter under the February Letter).

     13.4 Severability. Should any provision of this Agreement, or any part hereof, for any reason be declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of any other provision of this Agreement, or any other part hereof, all of which other provisions, and parts, shall remain in full force and effect, and the application of such invalid or unenforceable provision, or such part thereof, to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

     13.5 Binding Agreement; Assignment.

     (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Remsen or Mr. Perlmutter without the prior written consent of Buyer, or by Buyer (except as otherwise provided in this Agreement) without the prior written consent of the Remsen. Notwithstanding the foregoing:

          (i) Buyer and/or the Company may assign, in whole or in part, their rights pursuant to this Agreement to one or more of its Affiliates;

          (ii) Buyer and/or the Company may assign its rights under this Agreement for collateral security purposes to any lenders providing financing to Buyer, the Company or any of their Affiliates, and any such lender may exercise all of the rights and remedies of the Buyer hereunder; and

          (iii) Buyer and/or the Company may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Company or any of its divisions or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise);

provided that, notwithstanding any such assignment, Buyer or the Company, as the case may be, shall remain obligated hereunder.

     13.6 Third-Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement is not intended, and shall not be deemed, to confer upon or give any Person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

     13.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be construed as one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered by facsimile.

     13.8 Interpretation. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

     13.9 Amendment and Waiver. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by such Party. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

     13.10 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Connecticut, without giving effect to any choice of law or conflict of law provision (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

     13.11 Disclaimer of Warranties. Buyer acknowledges that it has conducted, to its satisfaction, an independent investigation and verification of the Business, the Company and the Subsidiaries and has relied solely on such investigation and verification and the representations and warranties of the Company, Remsen, Mr. Perlmutter, RPI and Mr. Kiam expressly set forth in this Agreement. Buyer further acknowledges that, except as expressly set forth in this Agreement, there are no representations or warranties of any kind, express or implied, with respect to the Business, the Assets, the Company or the Subsidiaries and that the Buyer is purchasing the Remsen Interest "as is" and "with all faults." Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Nothing herein shall limit any representation or warranty made by any member of the RPI Group or any reliance by Buyer thereon.

     13.12 Attorney Fees. Should any litigation be commenced concerning this Agreement or any transaction contemplated hereby or the rights and duties of any party with respect to this Agreement, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorney fees and expenses determined by the court in such litigation or in a separate action brought for the purpose.

     13.13 Consent to Jurisdiction. Buyer, Remsen, Mr. Perlmutter, RPI, Mr. Kiam and the Company irrevocably submit to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan and the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this

Agreement or the Transaction Documents (and agree not to commence any action, suit or proceeding relating hereto except in such courts). Buyer, Remsen, Mr. Perlmutter, RPI, Mr. Kiam and the Company further agree that service of any process, summons, notice or document by reputable overnight courier (using such courier's next business day service) to such Party's respective address set forth above shall be effective service of process in any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Buyer, Remsen, Mr. Perlmutter, RPI, Mr. Kiam and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transaction Documents in the courts of the State of New York located in the Borough of Manhattan and the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. Notwithstanding the foregoing, any Party may bring a suit, action or proceeding against another Party in any other proper court (a) if the courts of the State of New York located in the Borough of Manhattan and the United States District Court for the Southern District of New York do not accept such suit, action or proceeding or (b) to enforce any judgment.

     13.14 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

     13.15 Limited Vestar Performance Guarantee. Vestar covenants, as principal obligor and not as surety, with Remsen, RPI, Mr. Perlmutter and Mr. Kiam:

          (a) to cause Buyer to effect prompt and complete performance (including payment of money) of all the terms, covenants, conditions and provisions of this Agreement and the transactions contemplated hereby that are to be kept, observed and performed; and

          (b) that, if for any reason whatsoever, including the insolvency or bankruptcy of Buyer, Buyer shall at any time fail to keep, perform or observe any term, covenant, condition or provision of this Agreement that is to be kept, observed or performed by Buyer, then Vestar shall forthwith on demand of Remsen or RPI perform or observe, as the case may be, such term, covenant, condition or provision in accordance with the relevant provisions of this Agreement.

In the event of a default by Buyer under this Agreement, Vestar waives any right to require Remsen, RPI, Mr. Perlmutter or Mr. Kiam to proceed against Buyer or pursue any rights or remedies against Buyer. The liability of Vestar shall not be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of Buyer in any receivership, bankruptcy, winding-up or other creditors' proceeding or the rejection, disaffirmance or disclaimer of this Agreement in any proceeding.

Vestar waives any and all notice of the creation, renewal, extension or accrual of any of the Buyer's obligations under this Agreement and notice of or proof of reliance by RPI, Remsen, Mr. Perlmutter or Mr. Kiam upon this Section 13.15 or acceptance of this Section 13.15; the obligations of Buyer under this Agreement shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 13.15; and all dealings among RPI, Remsen, Mr. Kiam and Mr. Perlmutter, on the one hand, and Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Section 13.15. Vestar waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Buyer, agrees to be bound by any amendment, compromise, waiver or other change in Buyer's obligations under this Agreement and hereby waives the foregoing and any other equitable defenses available to a surety. This Section 13.15 shall be construed as a continuing, absolute and unconditional guarantee of payment (and not of collection) and is a primary obligation of Vestar. When pursuing its rights and remedies hereunder against Vestar, RPI, Remsen, Mr. Perlmutter or Mr. Kiam may, but shall be under no obligation to, pursue such rights and remedies as it may have against Buyer, and any failure by RPI, Remsen, Mr. Perlmutter or Mr. Kiam to pursue such other rights or remedies or to collect any payments from Buyer, or any release of Buyer, shall not relieve Vestar of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of RPI, Remsen, Mr. Perlmutter or Mr. Kiam against Vestar.

This Section 13.15 shall terminate, and be of no further force and effect, on the Closing Date.

                             *   *   *   *   *   *

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                        VESTAR/REMINGTON CORP.

                                        By: /s/ Robert Rosner
                                            -----------------------------
                                        Name:  Robert Rosner
                                        Title:    President

                                        REMINGTON PRODUCTS COMPANY
                                        By:   Remsen Partners
                                        Its:  General Partner

                                              By:  Remsen Holdings I Corp.
                                              Its:  Managing Partner

                                              By: /s/ Isaac Perlmutter
                                                  -----------------------------
                                              Name:  Isaac Perlmutter
                                              Title:President

                                        By:   Remington Products, Inc.
                                        Its:  General Partner

                                              By: /s/ Victor K. Kiam, II
                                                  -----------------------------
                                              Name:  Victor K. Kiam, II
                                              Title:Chairman

                                        REMSEN PARTNERS
                                        By:    Remsen Holdings I Corp.
                                        Its:  Managing Partner

                                              By: /s/ Isaac Perlmutter
                                                  -----------------------------
                                              Name:  Isaac Perlmutter
                                              Title:President

                                        By:    Remsen Holdings II Corp.
                                        Its:  Managing Partner

                                              By: /s/ Isaac Perlmutter
                                                  -----------------------------
                                              Name:  Isaac Perlmutter
                                              Title:President

                                        /s/ Isaac Perlmutter
                                        -----------------------------
                                        Isaac Perlmutter

                                        REMINGTON PRODUCTS, INC.


                                        By:  /s/ Victor K. Kiam, II
                                             -----------------------------
                                        Name: Victor K. Kiam, II
                                        Title:Chairman


                                        /s/ Victor K. Kiam, II
                                        -----------------------------
                                        Victor K. Kiam, II


                                        VESTAR EQUITY PARTNERS, L.P.

                                        By:  Vestar Associates, L.P.
                                        Its:  General Partner

                                        By:  Vestar Associates Corporation
                                        Its:  General Partner

                                        By: /s/ Robert Rosner
                                            -----------------------------
                                        Name: Robert Rosner
                                        Title:Managing Director